As filed with the Securities and Exchange Commission on May 9, 2022

File No. [    ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) or the Securities Exchange Act of 1934

PIMCO Capital Solutions BDC Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-4705230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

650 Newport Center Drive, Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (844) 312-2113 with copies to:

Douglas P. Dick William Bielefeld Dechert LLP 1900 K Street, NW Washington, DC 20006 (202) 261-3300	Ryan Leshaw Pacific Investment Management Company LLC 650 Newport Center Drive Newport Beach, CA (949) 720-6000

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

PIMCO Capital Solutions BDC Corp. (the “Company”) is filing this registration statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in connection with its election to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

Unless indicated otherwise in this Registration Statement or the context requires otherwise, the terms:

●	“Company” refers to PIMCO Capital Solutions BDC Corp., a Delaware corporation;

●	“Advisor” refers to Pacific Investment Management Company LLC;

●	“PIMCO” refers to the Advisor together with its affiliates, as applicable; and

●	“Stockholder” refers to a holder of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Company is subject to the proxy rules in Section 14 of the Exchange Act, and the Company and its directors, officers and principal Stockholders are subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. Additionally, the Company is subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Stockholder reports and other information about the Company are available on the EDGAR Database on the Securities and Exchange Commission’s (“SEC”) Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

The Company will file an election with the SEC to be treated as a BDC under the 1940 Act. The Company will be subject to the 1940 Act requirements applicable to BDCs. The Company is classified as a non-diversified investment company, which means that the Company may invest a higher portion of the Company’s assets in the securities of a single issuer or a few issuers.

●	The Company’s shares may not be sold without the written consent of the Company.

●	The shares are not currently listed on an exchange, and it is uncertain whether they will be listed; it is unlikely that a secondary market will develop.

●	Repurchases of shares by the Company, if any, are expected to be limited.

●	An investment in the Company may not be suitable for investors who may need the money they invest in a specified time frame.

FORWARD-LOOKING STATEMENTS

Statements contained in this Registration Statement (including those relating to current and future market conditions and trends in respect thereof) that are not historical facts are based on current expectations, estimates, projections, opinions and/or beliefs of the Company, the Advisor and PIMCO. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. Certain information contained in this Registration Statement constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or the actual performance of the Company may differ materially from those reflected or contemplated in such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors the Company identifies in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement and in the Company’s filings with the SEC.

Although the Company believes that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions are based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, the forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that the Company’s plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because the Company is an investment company.

The following factors are among those that may cause actual results to differ materially from the Company’s forward-looking statements:

●	the Company’s future operating results;

●

changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including with respect to changes from the impact of the COVID-19 pandemic; the length and duration of the COVID-19 outbreak in the United States as well as worldwide and the magnitude of the economic impact of that outbreak;

●	interest rate volatility, including volatility associated with the decommissioning of LIBOR and the transition to new reference rates;

●

the effect of the COVID-19 pandemic on the Company’s business prospects and the prospects of the Company’s portfolio companies, including the Company’s and the portfolio companies’ ability to achieve their respective objectives;

●

the effect of the disruption caused by the COVID-19 pandemic on the Company’s ability to effectively manage the Company’s business and on the availability of equity and debt capital and the Company’s use of borrowed money to finance a portion of the Company’s investments;

●	the Company’s business prospects and the prospects of the Company’s prospective portfolio companies;

●	the impact of increased competition;

●	the Company’s contractual arrangements and relationships with third parties;

●	the dependence of the Company’s future success on the general economy and its impact on the industries in which the Company invests;

●	the ability of the Company’s prospective portfolio companies to achieve their objectives;

●	the relative and absolute performance of the Advisor;

●	the ability of the Advisor and its affiliates to retain talented professionals;

●	the Company’s expected financings and investments;

●	the Company’s ability to pay dividends or make distributions;

●	the adequacy of the Company’s cash resources;

●	risks associated with possible disruptions due to terrorism in the Company’s operations or the economy generally;

●	the impact of future acquisitions and divestitures;

●	the Company’s regulatory structure and tax status as a BDC and a regulated investment company (a “RIC”); and

●	future changes in laws or regulations and conditions in the Company’s operating areas.

The safe harbor provisions of Section 21E of the Exchange Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement.

Summary of Risk Factors

Investing in the Company’s Common Stock involves a high degree of risk. Some, but not all, of the risks and uncertainties that the Company faces are summarized below. Please refer to Item 1A for a more detailed description of each risk.

●	The Company has no operating history.

●	The Company will generally make long-term loans and equity investments in small and medium-sized private companies that do not have an established trading market.

●	Investing in private companies involves a high degree of risk.

●	The Company’s shares may be subject to certain restrictions on transferability.

●	There can be no guarantee that the Company will replicate the historical results achieved by similar strategies managed by PIMCO.

●	Many of the companies in which the Company intends to make investments may be susceptible to economic slowdowns or recessions.

●	The Company and its portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels.

●	The Company is subject to general credit risks.

●	The valuations of the Company’s investments can be volatile.

●	There may be limited availability of suitable investments for the Company.

●	The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable.

●	The Company may need additional capital to fund new investments and grow its portfolio of investments once it has fully invested the net proceeds of this offering.

●	A significant number of leveraged loans in the market may consist of “covenant-lite loans.”

●	The Company may invest in sub-investment grade debt obligations.

●	The Company may invest in unsecured loans which are not secured by collateral.

●	Interest rate changes may affect net investment income and the value of the Company’s investments.

●	The Company may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors as part of its investment strategy.

●	Certain of the Company’s debt investments may contain provisions providing for the payment of payment-in-kind (“PIK”) interest.

●	The Company is subject to prepayment risk with respect to certain of the loans in which it invests.

●

The collateral and security arrangements in relation to such secured obligations as the Company may invest in will be subject to such security or collateral having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of collateral or security by an obligor.

●	Leveraged companies may experience bankruptcy or similar financial distress.

●	Investing in securities of non-U.S. issuers involves certain considerations comprising both risks and opportunities not typically associated with investing in securities of U.S. issuers.

●

The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Company’s initial investment, or may result in a missed opportunity for the Company to increase its participation in a successful operation.

●

To the extent that the Company does not hold a controlling equity interest in a portfolio company, it will be subject to the risk that such portfolio company may make business decisions with which the Company disagrees, and the Stockholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to the Company’s interests.

●	A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults.

●

PIMCO is highly dependent on its communications and information systems. System failures, breaches or cyber-attacks could significantly disrupt PIMCO’s business, which could have a material adverse effect on the results of operations and cash flows of the Company and negatively affect the Company’s ability to make distributions to Stockholders.

●

Failure by Stockholders to fund their commitments when called could result in the Company being precluded from an investment opportunity and could result in returns being less than might otherwise occur.

●	The ongoing spread of COVID-19 has had, and is expected to continue to have, a material adverse impact on local economies in the affected locations and also on the global economy.

●

If Stockholders fail to fund their commitment obligations or to make required Capital Contributions (as defined below) when due, the Company’s ability to complete its investment program or otherwise continue operations may be substantially impaired.

●	The Company is subject to various regulations as a BDC.

●

The Company may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Company’s total assets are qualifying assets.

●	The Company may incur significant costs as a result of being an Exchange Act reporting company.

●

To the extent that the Company assumes large positions in the securities of a small number of issuers or industries, the Company’s net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer.

Item 1. Business

(a)    General Development of Business

The Company was formed as a Delaware corporation on December 23, 2021 to make investments in private companies, some of which may be smaller middle-market companies without public market access. The Company will elect to be treated as a BDC under the 1940 Act.

The Company expects to enter into initial subscription agreements with a number of Stockholders for a private offering. The Company may enter into additional separate subscription agreements (each, a “Subscription Agreement”) with a number of investors who will be admitted as Stockholders providing for the private placement of the Company’s Common Stock.

Each Stockholder will make a capital commitment (“Capital Commitments”) to purchase shares of the Company’s Common Stock pursuant to the Subscription Agreement. Stockholders will be required to make capital contributions (“Capital Contributions”) to purchase shares of the Company’s Common Stock each time the Company delivers a drawdown notice, which will be delivered at least eight (8) Business Days (as defined below) prior to the initial required funding date, in an aggregate amount not to exceed their respective Capital Commitments. See “Item 1(b). Description of Business.”

The Company will file an election with the SEC to be treated as a BDC under the 1940 Act. The Company intends to elect to be treated for U.S. federal income tax purposes as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a BDC and a RIC, the Company is required to comply with certain regulatory requirements. See “Item 1(b). Description of Business—Regulation as a Business Development Company” and “Item 1(b). Description of Business—Certain U.S. Federal Income Tax Consequences.”

The Common Stock described herein has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any other state or the securities laws of any other jurisdiction. The shares of Common Stock will be offered and sold under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the offering will be made. Shares of Common Stock are being offered solely to investors that are “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(b)    Description of Business

The Company

The Company has been established by the Advisor to make investments in private companies, some of which may be smaller middle-market companies without public market access. The Company is externally managed by Pacific Investment Management Company LLC, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Pacific Investment Management Company LLC will also serve as the Company’s administrator (in such capacity, the “Administrator”) pursuant to an administration agreement (the “Administration Agreement”). The Administrator may retain a sub-administrator to perform any or all of its obligations under the Administration Agreement.

The Company is a Delaware corporation and structured as an externally managed, non-diversified closed-end management investment company. The Company will file an election with the SEC to be treated as a BDC under the 1940 Act. In addition, the Company intends to elect to be treated as a RIC for U.S. federal income tax purposes under Subchapter M of the Code. Investors whose subscriptions for Common Stock are accepted will be admitted as Stockholders in the Company.

The Board of Directors

The Company’s business and affairs are managed under the direction of the Company’s Board of Directors (the “Board”). The Board consists of [ ] members, [ ] of whom are not “interested persons” of the Company, the Advisor or their respective affiliates as defined in Section 2(a)(19) of the 1940 Act. The Company refers to these individuals as the Company’s “Independent Directors.” The Independent Directors compose a majority of the Company’s Board. Directors who are “interested persons,” as defined in Section 2(a)(19) of the 1940 Act, of the Company or the Advisor are referred to herein as “Interested Directors.” The Board elects the Company’s officers, who serve at the discretion of the Board. The responsibilities of the Company’s Board include quarterly determinations of fair value of the Company’s assets, corporate governance activities, oversight of the Company’s financing arrangements and oversight of the Company’s investment activities. The Board has established an Audit Oversight Committee, Valuation Oversight Committee, and a Nominating and Corporate Governance Committee. The scope of each committee’s responsibilities is discussed in greater detail in Item 5 below.

The Advisor

Pacific Investment Management Company LLC serves as the Advisor of the Company. The Advisor is registered as an investment adviser with the SEC pursuant to the Advisers Act. The Advisor provides certain investment advisory and management services to the Company pursuant to an investment advisory agreement (the “Advisory Agreement”). Pacific Investment Management Company LLC will also serve as the Administrator pursuant to an Administration Agreement between the Company and the Administrator. The Administrator may retain a sub-administrator to provide certain administrative services to the Company and enter in a sub-administration agreement.

About PIMCO

PIMCO was founded in 1971 and renders investment management services to corporations, trustees, pension and profit sharing plans, charitable organizations, endowments and institutions for which it receives fees generally based upon the net asset value of its clients’ respective investment portfolios. As of December 31, 2021, PIMCO had approximately $2.20 trillion of assets under management and approximately $1.71 trillion of third-party assets under management.

PIMCO is a majority owned subsidiary of Allianz Asset Management of America L.P. (“Allianz Asset Management”) with minority interests held by Allianz Asset Management of America LLC, by Allianz Asset Management U.S. Holding II LLC, a Delaware limited liability company and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited partnership under Delaware law in 1987. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.

Portfolio Management Team

The portfolio management team is comprised of five members: Jamie Weinstein, Adam L. Gubner, Russell Gannaway, Harin de Silva, and Jason Steiner.

Jamie Weinstein, Managing Director and Portfolio Manager.

Mr. Weinstein is a managing director and portfolio manager in the Newport Beach office and head of corporate special situations, focusing on PIMCO’s opportunistic and alternative strategies within corporate credit. Prior to joining PIMCO in 2019, he worked for KKR as a portfolio manager for the firm’s special situations funds and portfolios, which he managed since their inception in 2009. He was also a member of the firm’s special situations, real estate, and India NBFC investment committees and the KKR credit portfolio management committee. Previously, Mr. Weinstein was a portfolio manager with responsibility across KKR’s credit strategies. Prior to joining KKR, he was with Tishman Speyer Properties as director of acquisitions for Northern California and at Boston Consulting Group as a consultant. He has 20 years of investment experience and holds an MBA from Stanford University and a bachelor’s degree in civil engineering and operations research from Princeton University.

Adam L. Gubner, Managing Director and Portfolio Manager.

Mr. Gubner is a managing director and portfolio manager in the Newport Beach office, focused on private and public debt opportunities within the firm’s special situation/distressed debt strategies. Prior to joining PIMCO in 2010, he was co-founder and co-portfolio manager of ALJ Capital Management’s distressed credit strategy platform. Previously, he was a distressed high yield research analyst at Imperial Capital. Mr. Gubner began his career as an attorney and worked in the insolvency practices of Arter & Hadden and Stroock & Stroock & Lavan. He has 18 years of investment experience and an additional seven years of legal experience working with distressed debt. He holds a J.D. from University of the Pacific, McGeorge School of Law and an undergraduate degree from the University of California, Santa Barbara.

Russell Gannaway, Managing Director and Portfolio Manager.

Mr. Gannaway is a managing director and portfolio manager in the New York office. He is a senior member of the Tactical Opportunities portfolio management team and a member of various investment committees across PIMCO’s alternative credit and private strategies platform. Prior to joining PIMCO in 2009, he served as an associate with JER Partners in New York. He has specialized in commercial real estate and commercial mortgage-backed securities (CMBS), including mezzanine loans, B notes and CMBS B pieces. He has 18 years of investment experience and holds an undergraduate degree in business administration from the University of Georgia.

Harin de Silva, Managing Director and Portfolio Manager.

Mr. de Silva is a managing director and portfolio manager in the New York office and co-head of special situations, focusing on PIMCO’s opportunistic and alternative strategies within specialty finance. Prior to joining PIMCO in 2009, he was a managing director at Merrill Lynch with a focus on structured credit. Mr. de Silva previously worked at Credit Suisse First Boston and Prudential Securities, focusing on structured finance, CDOs, and credit derivatives. He began his career in the actuarial department at Royal Sun Alliance. He has 26 years of investment experience and holds an MBA in analytical finance from the University of Chicago and a bachelor’s degree in applied mathematics from Davidson College in North Carolina.

Jason Steiner, Managing Director and Portfolio Manager.

Mr. Steiner is a managing director and portfolio manager in the Newport Beach office, focusing on PIMCO’s opportunistic and alternative strategies. He is a member of the Investment Committee and lead portfolio manager for PIMCO’s BRAVO strategy and Private Income Strategy. He is responsible for residential mortgage credit across public and private markets. Prior to joining PIMCO in 2009, Mr. Steiner spent eight years at Natixis Capital Markets in New York, focusing on trading RMBS. He has 21 years of investment and financial services experience and holds undergraduate degrees in mathematics and computer science from Boston College.

Investment Objective and Strategy

The Company’s investment objectives are [to generate current income and capital appreciation]. The Company seeks to achieve its investment objectives by investing primarily in privately negotiated loans and equity investments to middle market companies generally with annual revenues greater than $[20] million and earnings before interest, taxes, depreciation and amortization (“EBITDA”) of less than $[50] million. To accomplish this, the Company plans to make direct investments in middle market companies (“Portfolio Investments”). The Company may make select investments in non-U.S. portfolio companies. The Company seeks to provide investors with access to:

●	A diversified portfolio of credit investments expected to provide stable income and high assurances of debt repayment.

●	Current income distributions.

●	Capital protection through defensive structures with affirmative, negative and financial maintenance covenants and active portfolio management.

●	Assets of varying vintage, industry and geography through direct originations and acquisitions of loan portfolios.

●	Generally low volatility and low correlation to public market indices.

The Company’s investments are subject to a number of risks. See “Item 1A. Risk Factors.”

Qualifying Assets

As a BDC, the Company will need to satisfy certain requirements, including but not limited to:

i.

the Company will not acquire any assets other than “qualifying assets” as defined in the 1940 Act (and summarized in “Regulation as a Business Development Company”) unless, at the time of and after giving effect to such acquisition, at least 70% of the Company’s total assets are qualifying assets;

ii.

the Company will offer, and must provide upon request, significant managerial assistance to its portfolio companies that constitute qualifying assets (as described in greater detail in “Regulation as a Business Development Company” below);

iii.	the Company generally must have at least 150% asset coverage for its debt after incurring any new indebtedness; and

iv.

except for shares of registered money market funds, the Company generally cannot acquire more than 3% of the voting stock of any registered investment company or BDC (either, an “Investment Company”), invest more than 5% of the value of its total assets in the securities of one Investment Company or invest more than 10% of the value of its total assets in the securities of Investment Companies in the aggregate. Subject to certain exemptive rules, including Rule 12d1-4, the Company may, subject to certain conditions, invest in other Investment Companies in excess of such thresholds.

The Company may borrow money from time to time within the levels permitted by the 1940 Act (which generally allows the Company to incur debt up to two times its equity). In determining whether to borrow money, the Company will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to its investment outlook. The use of borrowed funds to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing preferred stock would be borne by holders of its Common Stock. The Company does not currently intend to issue preferred stock. See “Item 1(b). Description of Business—Regulation as a Business Development Company.”

The Private Offering

The Company expects to enter into separate Subscription Agreements with a number of Stockholders for a private offering (the “Private Offering”). Each Stockholder will make a Capital Commitment to purchase shares of Common Stock pursuant to the Subscription Agreement. Stockholders will be required to make Capital Contributions to purchase shares of the Company’s Common Stock each time the Company delivers a drawdown notice (as further described below).

The Company will hold one or more closings at which it will accept Capital Commitments from Stockholders. During the term of the Company, Stockholders will make Capital Contributions pro rata in accordance with their respective Capital Commitments.

Stockholders will be required to fund drawdowns to purchase additional shares of the Company up to the amount of their respective Capital Commitments each time the Company delivers a drawdown notice, which will be at least eight (8) Business Days (as defined below) prior to funding. All purchases will generally be made pro rata, in accordance with the remaining Capital Commitments of all Stockholders, at a per-share price equal to the net asset value per share of the Company’s Common Stock, as determined by the Board.

New Stockholders admitted to the Company or existing Stockholders increasing their Capital Commitments at a particular closing will be required to purchase shares of the Company with an aggregate purchase price necessary to ensure that all Stockholders in the Company have generally contributed the same percentage of their Capital Commitments to the Company immediately following such purchase (a “Catch-up Purchase”) and each such Stockholder shall be issued a number of shares of the Company based on a per share purchase price determined by the Board. A Catch-up Purchase may be made in multiple installments as determined by the Advisor based on the Company’s capital requirements. The per share purchase price shall be at least equal to the net asset value per share in accordance with the limitations of Section 23 of the

1940 Act. The Board may set the price per share above the net asset value per share based on a variety of factors, including without limitation, the total amount of the Company’s organizational and other expenses that will have accrued following the Company’s initial closing.

The Company intends to sell shares of Common Stock on a continuous basis at prices generally equal to the BDC’s net asset value per share.

“Business Day” shall mean any day other than a Saturday, Sunday or a day when banks in the State of New York are authorized or required by law, regulation or executive order to remain closed.

Advisory Agreement; Administration Agreement

The Company’s investment activities will be managed by the Advisor, which will be responsible for originating prospective investments, conducting research and due diligence on potential investments, analyzing investment opportunities, negotiating and structuring investments and monitoring investments and portfolio companies on an ongoing basis.

Pursuant to the Advisory Agreement, the Company will pay to the Advisor a management fee (the “Management Fee”), payable quarterly in arrears at an annual rate of 1.5% per annum of the average of the Company’s total net assets (including cash or cash equivalents but excluding assets purchased with borrowed amounts) as of the end of each of the two most recently completed calendar quarters. The Management Fee is payable quarterly in arrears and will be appropriately prorated for any partial quarter.

Fee Waiver

The Advisor has agreed to waive all Management Fees payable pursuant to the Advisory Agreement for so long as the only Stockholders of the Company are PIMCO-advised affiliates. The Advisor has not agreed to waive the fees payable under the Administration Agreement (the “Administration Fee”).

Administration Agreement

In addition, under the terms of the Administration Agreement, subject to the general supervision of the Board, PIMCO provides or causes to be furnished certain supervisory and administrative and other services reasonably necessary for the operation of the Company, including but not limited to the supervision and coordination of matters relating to the operation of the Company, including any necessary coordination among the custodian, transfer agent, dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Company), accountants, attorneys, and other parties performing services or operational functions for or on behalf of the Company; the provision of adequate personnel, office space, communications facilities, and other facilities necessary for the effective supervision and administration of the Company, as well as the services of a sufficient number of persons competent to perform such supervisory and administrative and clerical functions as are necessary for compliance with federal securities laws and other applicable laws; the maintenance of the books and records of the Company; the preparation of all routine federal, state, local and foreign tax returns and reports for the Company; periodic reports to Stockholders and other regulatory filings; the provision of administrative services to Stockholders of the Company including the maintenance of a Stockholder information telephone number, the provision of certain statistical information and performance of the Company, an internet website (if requested), and maintenance of privacy protection systems and procedures; the preparation and filing of such registration statements and other documents with such authorities as may be required to register a new class of shares of the Company; the taking of other such actions as may be required by applicable law (including establishment and maintenance of a compliance program for the Company); access by PIMCO representatives to databases to assist with Stockholder inquiries and reports; oversight of anti-money laundering monitoring systems and procedures; repurchase fee application and monitoring systems (if applicable); anti-market timing monitoring systems and procedures; and processing of client registration applications.

Under the Administration Agreement, the Company will pay the Administration Fee to PIMCO. PIMCO will pay all expenses incurred by it in connection with its obligations under the Administration Agreement with respect to the Company, with the exception of certain expenses that are assumed by the Company, as described below. In addition, PIMCO is responsible for the following expenses: expenses of all routine audits by the Company’s independent public accountants (other than the Company’s liquidating audit, the expenses for which will be borne by the Company); expenses of the Company’s transfer agent, registrar, dividend disbursing agent, and recordkeeping agent; expenses and fees paid to agents and intermediaries for sub-transfer agency, sub-accounting and other Stockholder services on behalf of Stockholders (or share of a particular share class, if any) held through omnibus and networked, record Stockholder accounts (together, “Sub-Transfer Agency Expenses”), except where Sub-Transfer Agency Expenses are paid pursuant to a Rule 12b-1 or similar plan adopted by the Board of the Company; expenses of the Company’s custodial services, including any recordkeeping services provided by the custodian and bank service fees; expenses of obtaining quotations for calculating the value of the Company’s net assets (but not including the cost of any third-party valuation agent engaged to assist in valuing the Company’s assets); expenses of maintaining the Company’s tax records; certain expenses and fees, including legal fees, incident to meetings of the Company’s Stockholders; certain expenses associated with the preparation, printing and distribution of the Company’s notices, press releases and reports to existing Stockholders; certain expenses associated with the preparation and filing of registration statements and updates thereto and reports with regulatory bodies; expenses associated with the maintenance of the Company’s existence and qualification to do business; expenses (including registration fees) of issuing, redeeming and repurchasing Common Stock; expenses associated with registering and qualifying for sale Common Stocks with federal and state securities authorities following the initial registration of its Common Stocks under the Securities Act (i.e., that are not organizational and offering expenses of the Company specified below) and following any registration of a new class of shares of the Company subsequent to its initial registration; and the expense of qualifying and listing existing Common Stocks with any securities exchange or other trading system; the Company’s ordinary legal fees, including the legal fees that arise in the ordinary course of business for a Delaware corporation, that has elected to be regulated as a business development company, or that is listed for trading with a securities exchange or other trading system; and costs of printing certificates representing Common Stocks of the Company, if any.

Company Expenses. The Company (and not PIMCO) will be responsible for certain fees and expenses that are not covered by the Advisory Agreement or Administration Agreement nor specifically assumed by the Advisor. These include salaries and other compensation or expenses, including travel expenses, of any of the Company’s executive officers, directors and employees, if any, who are not officers, directors, Stockholders, members, partners or employees of PIMCO or its subsidiaries or affiliates; taxes and governmental fees, if any, levied against the Company; brokerage fees and commissions, and other portfolio transaction expenses incurred by or for the Company (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating and structuring loans and other investments made by the Company, and any costs associated with originating loans (such as third-party sourcing fees, due diligence expenses and travel, lodging and meal expenses related thereto), asset securitizations, alternative lending-related strategies and so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments)); expenses related to special purpose vehicles (each, an “SPV”) (including, without limitation, overhead expenses related thereto); expenses of the Company’s securities lending (if any), including any securities lending agent fees, as governed by a separate securities lending agreement; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limitation, through the use by the Company of reverse repurchase agreements, dollar rolls/buy backs, bank borrowings, credit facilities and tender option bonds; costs, including dividend and/or interest expenses and other costs (including, without limitation, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for preferred shares or other securities issued by the Company and other related requirements in the Company’s organizational documents) associated with the Company’s issuance, offering, redemption and maintenance of preferred shares, commercial paper or other instruments (such as the use of reverse repurchase agreements, dollar rolls/buy backs, bank borrowings, credit facilities and tender option bonds) for the purpose of incurring leverage; fees and expenses of any underlying funds or other pooled vehicles in which the Company invests; expenses of any third party valuation agent engaged to assist in valuing the Company’s assets; dividend and interest expenses on short positions taken by the Company; fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for the benefit, of Directors who are not officers, employees, partners, Stockholders or members of PIMCO or its subsidiaries or affiliates; extraordinary expenses, including extraordinary legal expenses, as may arise, including, without limitation, expenses incurred in connection with litigation, proceedings, other claims, and the legal obligations of the Company to indemnify its Directors, officers, employees, Stockholders, distributors, and agents with respect thereto; fees and expenses, including legal, printing and mailing, solicitation and other fees and expenses associated with and incident to Stockholder meetings and proxy solicitations; organizational and offering expenses of the Company, including registration (including Share registration fees), legal, marketing, printing, accounting and other expenses, associated with organizing the Company in its state of jurisdiction and in connection with the initial election of the Company to be regulated under the 1940 Act and, as applicable, the initial registration of its Common Stocks under the Securities Act and fees and expenses associated with seeking, applying for and obtaining formal exemptive, no-action and/or other relief from the SEC in connection with (i) the ability of the Company to participate in certain co-investment transactions; and (ii) certain other types of exemptive relief that the Company may pursue from the SEC in the future except as otherwise provided as an expense of PIMCO, expenses incurred in connection with a Stockholder that defaults in respect of a Capital Commitment; allocated costs incurred by PIMCO in providing managerial assistance to those companies in which the Company has invested who request it; all other expenses incurred by the Company in connection with maintaining its status as a BDC; expenses payable under any underwriting agreement, including associated fees, expenses and any indemnification obligations; any expenses allocated or allocable to a specific class of Common Stocks, including, as applicable, sub-transfer agency expenses and distribution and/or service fees paid pursuant to a Rule 12b-1 or similar plan adopted by the Board of the Company for a particular share class (if any); the Company’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums (including costs relating to directors’ and officers’ liability insurance and errors and omissions insurance); all fees, costs, expenses, and liabilities relating to currency hedging and portfolio hedging transactions; all fees, costs, expenses and liabilities of liquidating the Company; all fees, costs, expenses and liabilities that are specific to the operations of the Company; and all expenses of the Company that are capitalized in accordance with generally accepted accounting principles. The Advisor may elect to pay certain organizational expenses of the Company on the Company’s behalf and for which the Company shall reimburse the Advisor. If the Company is dissolved prior to the full reimbursement of organizational expenses, the Advisor shall not seek reimbursement of any remaining amounts upon dissolution. The Company has entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Reimbursement Agreement”) with the Advisor pursuant to which the Advisor may elect to pay certain Company expenses on the Company’s behalf (provided that no portion of the payment will be used to pay any of the Company’s interest expense) (“Expense Payments”) and the Company may be required to repay the Advisor from its excess operating funds until such time as all Expense Payments made by the Advisor on behalf of the Company within three years have been reimbursed. See “Item 2. Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Company Expenses — Expense Reimbursement Agreement.”

The Company (and/or one or more of its SPVs) will engage or otherwise transact with one or more Service Providers (as defined below) in connection with its ongoing operations, including in respect of portfolio investments. “Service Providers” include consultants, advisors, transaction finders or sourcers, operating partners, loan and other servicers, loan and other originators, collateral managers, program managers, property and other asset managers, leasing agents, asset monitors and administrators (including copyright administrators), developers, project managers, investment bankers, brokers, accountants, valuation agents, waterfall agents, calculation agents, paying agents, billing and collection agents, trustees, master servicers, software providers, tax preparers and consultants, analytic service providers, technology professionals, pricing/modeling service providers, insurance providers, legal counsel, appraisers, industry or sector experts, joint venture partners and development partners, regulatory and compliance service providers, contract employees, outside legal counsel and/or temporary employees (as well as secondees of any of the foregoing), and other persons providing similar types of services, whether working onsite at PIMCO offices or offsite. Service Providers will provide services in respect of the Company, its portfolio investments and/or the other entities in which the Company invests.

Affiliated Service Providers; Dual Service Providers. Certain Service Providers are expected to be owned by or otherwise related to the Company or another PIMCO client (e.g., originators and servicers), and in certain cases, Service Providers are expected to be, or be owned by, employed by, or otherwise related to, the Advisor, its affiliates and/or its respective employees, consultants and other personnel (See “— Services Company” below). In certain cases, Service Providers or personnel thereof will not be employees of PIMCO or its affiliates notwithstanding the fact that they will have attributes of “employees” of the Advisor or its affiliates (e.g., they will have dedicated offices at the Advisor or an affiliate thereof, use email addresses, telephone numbers and other contact information that are similar to those used by personnel of the Advisor or its affiliates, participate in general meetings and events for personnel of the Advisor or its affiliates, work on matters for the Advisor or its affiliates as their primary or sole business activity and/or be compensated on a weekly or monthly basis rather than on a project basis), and in other cases, such Service Providers will be an employee of the Advisor or its affiliates with respect to certain activities, even though they are not considered Advisor employees, affiliates or personnel for purposes of certain provisions of this Registration Statement and the Advisory Agreement, including the portions thereof relating to Advisor expenses and transaction fees (“Dual Service Providers”).

Dual Service Providers will have a variety of roles and titles with respect to their employment with the Advisor or its affiliates, and will include legal, paralegal, finance, tax, accounting, technology, compliance, operational and asset management professionals and employees, among others. Portfolio managers, analysts and other investment professionals of the Advisor or its affiliates will also serve as Dual Service Providers.

Services Company. The Advisor has formed PIMCO Services LLC, a subsidiary of the Advisor (the “Services Company”), to serve as a Service Provider. Currently, all personnel of the Services Company are employees of the Advisor or an indirect subsidiary thereof and these individuals will be providing services on behalf of both the entity that employs them and the Services Company. In the future, some individuals may be employed by and provide services exclusively on behalf of the Services Company, while others will continue to be dual personnel of the Services Company and the Advisor or an affiliate thereof. The Company may in the future use other affiliated Service Providers.

The Services Company and/or other affiliated Service Providers may provide services in addition to those listed in this Registration Statement, and if the costs of those services could be Company expenses if provided by a third-party service provider then they will be Company expenses when provided by the Services Company and/or any other affiliated Service Provider. Fees paid to the Services Company (and other affiliated Service Providers (including Dual Service Providers)) will not offset or otherwise reduce the fees payable to the Advisor. Although the Advisor has adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest, there can be no guarantee that such policies and procedures (which may be modified or terminated at any time in the Advisor’s sole discretion) will be successful.

Any fees, costs, expenses and liabilities incurred through the use or engagement of Service Providers (including affiliated Service Providers (including Dual Service Providers)) will be borne (directly or indirectly) by the Company and will not offset fees payable to the Advisor, even though such amounts may be substantial. Compensation arrangements with Service Providers may be structured in various ways, including project-based fees, time-based (e.g., hourly, weekly or monthly) fees, asset-based fees, flat fees, fees calculated on a basis-point or percentage basis, origination fees, servicing fees, management promote, incentive fees and/or a profits or equity interest in a portfolio investment. Service Providers will not be required to provide services “at cost” and therefore may earn a profit from providing services to the Company. Any profit earned by affiliated Service Providers (and, if applicable, indirectly, the Advisor, its affiliates and/or their respective employees, consultants and other personnel) for services provided in respect of the Company is not expected to be shared with the Company and will not offset fees payable to the Advisor under the Advisory Agreement or Administration Agreement.

PIMCO may earn a profit on the Administration Fee. Also, under the terms of the Administration Agreement, PIMCO, and not Stockholders, would benefit from any price decreases in third-party services, including decreases resulting from an increase in net assets.

The Advisory Agreement will be approved by the Directors of the Company (including all of the Directors who are not “interested persons” of the Company) at a meeting held for such purpose. The Advisory Agreement will remain in full force and effect, unless sooner terminated by the Company, for an initial two year period, and shall continue thereafter on an annual basis provided that such continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities of the Company or by the Company’s Board; and (ii) by the vote, cast in person at a meeting called for such purpose, of a majority of the Company’s Independent Directors. It can also be terminated with respect to the Company at any time, without payment of any penalty by a vote of a majority of the outstanding voting securities of the Company or by a vote of a majority of the Company’s entire Board of Directors on 60 days’ written notice to PIMCO, or by PIMCO on 60 days’ written notice to the Company. Additionally, the Advisory Agreement will terminate automatically in the event of its assignment. The Advisory Agreement may not be materially amended with respect to the Company without a vote of a majority of the outstanding voting securities of the Company.

The Advisory Agreement provides that neither PIMCO nor its members, officers, directors or employees shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under the Advisory Agreement, except by reason of willful misfeasance, bad faith or gross negligence in performance of PIMCO’s duties, or by reason of reckless disregard of PIMCO’s obligations and duties under the Advisory Agreement.

Because the Company is newly organized, no fees were paid to the Advisor pursuant to the Advisory Agreement in any prior fiscal year.

Pursuant to the Administration Agreement, the Company will pay the Administration Fee calculated and payable monthly in arrears as of the close of business in New York, New York, on the last Business Day of each month in an amount equal to [0.15]% per annum of the Company’s total net assets to furnish the Company with certain of the administrative services necessary to conduct its day-to-day operations.

Notwithstanding the foregoing, in light of the Company’s investment strategies, which may include investments in small loans, niche credits and other similar securities, it may not be practical to specifically allocate certain investment-related expenses to the particular loans to which they relate. The Advisor, in its absolute and sole discretion, may instead allocate such expenses (along with expenses that relate to transactions that are not consummated) pro rata across one or more investments.

Advisor Expenses

The Advisor shall pay (a) the respective compensation and expenses of the officers and employees of the Advisor, including salaries and benefits of the officers and employees of the Advisor, except as otherwise specified; and (b) expenses associated with office space and facilities, utilities and telephone services, news, quotation and similar information and pricing services, computer equipment, travel expenses and support of the Advisor incurred in connection with Company operations.

Initial Portfolio

The Company will acquire, prior to the time the Company elects to be regulated as a BDC, an initial portfolio of investments by purchasing certain investments owned and held by private funds managed by the Advisor or its affiliates (“Initial Portfolio”). The Initial Portfolio will be comprised of funded debt investments, future funding obligations and may include warrants associated therewith. There are no material differences between the origination and investment standards used in the acquisition of the investments the Company will acquire for the Initial Portfolio and the origination and investment standards to be employed by the Advisor on the Company’s behalf going forward.

Liquidity Events

The Board may, in its sole discretion, determine to cause the Company to conduct a Liquidity Event (as defined below), including an IPO. The Company’s ability to commence and consummate a Liquidity Event is not assured, and will depend on a variety of factors, including the size and composition of the Company’s portfolio and prevailing market conditions at the time.

A “Liquidity Event” includes: (1) an IPO or (2) a Sale Transaction. A “Sale Transaction” means (a) the sale of all or substantially all of the Company’s assets to, or other liquidity event with, another entity or (b) a transaction or series of transactions, including by way of merger, consolidation, recapitalization, reorganization, or sale of stock in each case for consideration of either cash and/or publicly listed securities of the acquirer.

Until such time as the Board determines to cause the Company to conduct a Liquidity Event, the Company will remain a privately offered BDC and, in its commercially reasonable judgment, may conduct repurchases of its shares of Common Stock. See “Item 1(b). Description of Business—Discretionary Repurchase of Shares.”

Each Stockholder will be required to agree to cooperate with the Company and take all actions, execute all documents and provide all consents as may be reasonably necessary or appropriate to consummate an IPO, it being understood that the Company may, without obtaining the consent of any Stockholders, make modifications to the Company’s constitutive documents, capital structure and governance arrangements so long as, in the reasonable opinion of the Board, (x) the economic interests of the Stockholders are not materially diminished or materially impaired, (y) such modifications are consistent with the requirements applicable to BDCs under the 1940 Act and (z) such modifications are not inconsistent with the provisions set forth in this Form 10.

Upon completion of an IPO, Stockholders admitted to the Company prior to the IPO may also be required to enter into a lock-up agreement with the underwriters of the IPO for a period not to exceed 180 days (or such longer period as may be required or determined to be advisable by the underwriters of the IPO based on prevailing market conditions and practice at the time).

Distributions

The Company has adopted an “opt out” dividend reinvestment plan (“DRIP”), which will become effective prior to the filing of the election to be regulated as a BDC. As a result of adopting the plan, if the Board authorizes, and the Company declares, a cash dividend or distribution, Stockholders will have their cash dividends or distributions automatically reinvested in additional shares of Common Stock, rather than receiving cash, unless they “opt out.” Stockholders who make an affirmative election to “opt out” will receive their distributions in cash.

A registered Stockholder may elect to “opt out” of the DRIP by notifying the plan administrator and the transfer agent and registrar in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to Stockholders. The plan administrator will set up an account for each Stockholder to acquire shares of Common Stock in non-certificated form through the plan if such Stockholders have elected to receive their distributions in shares of Common Stock. Those Stockholders who hold shares of Common Stock through a broker or other financial intermediary may opt not to receive distributions in shares of Common Stock by notifying their broker or other financial intermediary of their election.

The Company will use newly issued shares of Common Stock to implement the DRIP, with such shares to be issued at a per-share price as determined by the Board (including any committee thereof), which price will be determined prior to the issuance of shares of Common Stock and in accordance with the limitations under Section 23 of the 1940 Act. The number of shares of Common Stock to be issued to a Stockholder is determined by dividing the total dollar amount of the distribution payable to such Stockholder by the price per share of Common Stock. The number of shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per share at which additional shares of Common Stock will be issued has been determined and the elections of the Stockholders have been tabulated.

There will be no brokerage or other charges to Stockholders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by the Company.

Stockholders who elect to receive distributions in the form of shares of Common Stock are generally subject to the same U.S. federal, state and local tax consequences as are Stockholders who receive their distributions in cash. However, since a participating Stockholder’s cash dividends would be reinvested in shares, such Stockholder will not receive cash with which to pay applicable taxes on reinvested dividends. A Stockholder’s basis for determining gain or loss upon the sale of shares of Common Stock received in a distribution from the Company will generally be equal to the cash that would have been received if the Stockholder had received the distribution in cash. Any shares of Common Stock received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such shares are credited to the U.S. holder’s account.

The Company may terminate the DRIP upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by the Company.

Defaults

Any Stockholder failing to timely make a Capital Contribution to the Company when due shall be subject to interest on the defaulted amount as well as the potential imposition of various additional default penalties in the sole discretion of the Company, which may include, among other things, the withholding of distributions, the forced sale of its interest in the Company, the forfeiture of voting and approval rights, the termination of such Stockholder’s right to make additional Capital Contributions and/or the automatic transfer of 25% of the shares of the Company then held by such Stockholder to the other Stockholders, pro rata in accordance with their respective Capital Commitments.

The Company will have the right to cover shortfalls arising from the default of a Stockholder in any manner the Company deems appropriate, including by drawing down additional capital from non-defaulting Stockholders; provided that the amount of any shortfall funded by a non-defaulting Stockholder in connection with any investment may not exceed 150% of such non-defaulting Stockholder’s total Capital Contributions in respect of such investment in the absence of any such shortfall.

Feeder Funds

The Advisor will form one or more funds (“Feeder Funds”) that will invest in the Company because, in the judgment of the Advisor, the use of such vehicle allows the Company to accommodate tax, legal, or similar concerns of the Company, of the Advisor or of the investors in the Feeder Funds. A Feeder Fund will pass through the vote to its Feeder Fund investors on any proposal requiring the approval of the Company’s Stockholders.

Special Purpose Vehicles

The Advisor may cause the Company to participate in one or more Portfolio Investments through SPVs. The Advisor may cause the Company to initially make one or more investments directly and subsequently transfer such investments to one or more SPVs.

Investments in Investment Companies, Business Development Companies and Private Funds

The Company may invest in shares of other registered investment companies, BDCs, and private funds (i.e., issuers that would be investment companies under section 3(a) of the 1940 Act but for section 3(c)(1) or section 3(c)(7) of the 1940 Act), to the extent permitted by the 1940 Act and the rules thereunder.

Affiliated SBIC

The Company (either directly, or indirectly through a Subsidiary) may apply to the Small Business Administration (“SBA”) for a license to operate as a small business investment company (an “SBIC Subsidiary”). As a licensed SBIC, the Company will have access to financing originated by the SBA. The financing available will be driven by the Company’s business model, but generally cannot exceed an amount that is equal to two times the amount of the Capital Commitments to any SBIC Subsidiary.

Limited Exclusion Right; Withdrawal

The Company will have the right to exclude any Stockholder from purchasing shares of the Company in connection with any drawdown if (x) in the reasonable opinion of the Company, there is a substantial likelihood that the Stockholder’s purchase of shares of the Company at such time would (i) result in a violation of, or noncompliance with, any law or regulation applicable to the Company, the Advisor or any other Stockholder or (ii) create an undue economic, compliance or other burden due to regulatory, tax, legal or other similar reasons, or (y) such Stockholder has become subject to a final determination in a civil proceeding that could have an adverse effect on the Company, or has been convicted in, or become subject to, a criminal proceeding or investigation.

Involuntary Repurchases

In addition, if the Advisor reasonably concludes that there is a substantial likelihood that a Stockholder’s continued participation in the Company would result in a violation of or non-compliance with any law or regulation to which the Company is or would be subject or would otherwise place an undue economic, compliance or other burden on the Company, the Advisor may, in its sole discretion, purchase for the benefit of the Company or the Stockholders, or cause the Company to purchase, some or all of a Stockholder’s shares at any time at a price equal to the net asset value of such Stockholder’s shares. Any such involuntary repurchase will be made pursuant to Rule 23c-2 under the 1940 Act.

Valuation

The Company shall value its investments in accordance with valuation procedures approved by the Company’s Board. See “Item 8. Valuation of Investments” below.

The Board, with the assistance of the Company’s Audit Oversight Committee (the “Audit Oversight Committee”), will determine the fair value of the Company’s assets on at least a quarterly basis, in accordance with the terms of FASB Accounting Standards Codification Topic 820, Fair Value Measurement and Disclosures. The Audit Oversight Committee is comprised of the Independent Directors.

Discretionary Repurchase of Shares

No Right of Redemption

An investment in the Company is illiquid. No Stockholder or other person holding shares acquired from a Stockholder has the right to require the Company to repurchase any shares. No public market for the shares exists, and none is expected to develop in the future. Consequently, Stockholders may not be able to liquidate their investment other than as a result of repurchases of shares by the Company, as described below.

Repurchases of Shares

Prior to an IPO, and subject to market conditions and the approval of the Board, the Company may from time to time offer to repurchase shares pursuant to written tenders by Stockholders. With respect to any such repurchase offer, Stockholders tendering shares must do so by a date specified in the notice describing the terms of the repurchase offer (the “Notice Period”).

There is no minimum portion of a Stockholder’s shares which must be repurchased in any repurchase offer. The Company has no obligation to repurchase shares at any time; any such repurchases will only be made at such times, in such amounts and on such terms as may be determined by the Company, in its sole discretion. In determining whether the Company should offer to repurchase shares, the Company will consider the timing of such an offer, as well as a variety of operational, business and economic factors. In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Company will consider the following factors, among others:

●	whether any Stockholders have requested to tender shares to the Company;

●	the liquidity of the Company’s assets (including fees and costs associated with redeeming or otherwise withdrawing from investment funds);

●	the investment plans and working capital and reserve requirements of the Company;

●	the relative economies of scale of the tenders with respect to the size of the Company;

●	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

●	any anticipated tax consequences to the Company of any proposed repurchases of shares; and

●	the recommendations of the Advisor.

The Company will repurchase shares from Stockholders pursuant to written tenders on terms and conditions that the Advisor determines are fair to the Company and to all Stockholders. Notice will be provided to Stockholders describing the terms of the offer, containing information Stockholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Stockholders deciding whether to tender their shares during the period that a repurchase offer is open may obtain the Company’s net asset value per share by contacting the Advisor during the period.

Repurchases of shares from Stockholders by the Company are expected to be paid in cash. Repurchases will be effective after receipt and acceptance by the Company of eligible written tenders of shares from Stockholders by the applicable repurchase offer deadline. The Company does not impose any charges in connection with repurchases of shares.

Shares will be repurchased by the Company after Management Fees and the Administration Fee (if any, after fee waivers) have been deducted from the Company’s assets as of the end of the quarter in which the repurchase occurs — i.e., the accrued Management Fee and Administration Fee for the quarter in which Company shares are to be repurchased is deducted prior to effecting the relevant repurchase of Company shares.

If a repurchase offer is oversubscribed by Stockholders who tender Common Stocks, the Company will repurchase a pro rata portion by value of the Common Stocks tendered by each Stockholder, extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law. The Company also has the right to repurchase all of a Stockholder’s Common Stocks at any time if the aggregate value of such Stockholder’s Common Stocks is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Company.

Payment for repurchased shares may require the Company to liquidate portfolio holdings earlier than the Advisor would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Company’s investment related expenses as a result of higher portfolio turnover rates.

The Advisor intends to take measures to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

Under certain circumstances, the Company may also repurchase shares of a Stockholder without consent or other action by the Stockholder or other person if the Company determines that doing so would be in the best interests of the Company for the Company to repurchase the shares. Any such involuntary repurchase will be made pursuant to Rule 23c-2 under the 1940 Act in a manner that will not discriminate unfairly against any holder of the shares.

Co-Investment Exemptive Relief

The Company and the Advisor applied for an exemptive order from the SEC that permits the Company to co-invest with certain PIMCO accounts and other affiliates of the Advisor. There is no guarantee that a co-investment order will be granted. Subject to the terms and conditions specified in the exemptive order, if granted, the Company would be able to co-invest alongside certain PIMCO accounts or affiliates of the Advisor.

Regulation as a Business Development Company

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements.

SEC Reporting

The Company is subject to the reporting requirements of the Exchange Act, which includes annual and periodic reporting requirements.

Governance

The Company is a corporation and, as such, is governed by a board of directors. The board of directors is constituted as a classified board, subject to removal only for cause by holders of a majority of the Company’s outstanding voting securities. The 1940 Act requires that a majority of the Company’s directors be persons other than “interested persons,” as that term is defined in the 1940 Act. In addition, the 1940 Act provides that the Company may not change the nature of its business so as to cease to be, or to withdraw its election as, a BDC unless approved by the holders of a majority of the outstanding voting securities.

1940 Act Ownership Restrictions

The Company does not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, a BDC generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of its total assets in the securities of one investment company or invest more than 10% of the value of its total assets in the securities of investment companies in the aggregate. Subject to certain exemptive rules, including Rule 12d1-4, the Company may, subject to certain conditions, invest in other Investment Companies in excess of such thresholds.

Qualifying Assets

The Company may invest up to 100% of its assets in securities acquired directly from, and/or loans originated directly to, issuers in privately-negotiated transactions.

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made and after giving effect to such acquisition, qualifying assets represent at least 70% of the BDC’s total assets. The principal categories of qualifying assets relevant to the Company’s business are the following:

●

Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an “eligible portfolio company” (as defined in the 1940 Act), or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

●	is organized under the laws of, and has its principal place of business in, the United States;

●

is not an investment company (other than a small business investment company wholly owned by the Company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

●	satisfies any of the following:

●	has an equity capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange;

●

is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company; or

●	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.

●	Securities of any eligible portfolio company that the Company controls.

●

Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

●

Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company.

●	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities.

●

Cash, cash equivalents, “U.S. Government securities” (as defined in the 1940 Act to mean any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, or any certificate of deposit for any of the foregoing) or high-quality debt securities maturing in one year or less from the time of investment.

Limitations on Leverage

As a BDC, the Company generally must have at least 150% asset coverage for its debt after incurring any new indebtedness, meaning that the total value of the Company’s assets, less existing debt, must be at least twice the amount of the debt (i.e., 200% leverage). If the Company is licensed as an SBIC, the limitations on leverage applicable to BDCs under the 1940 Act may be exceeded.

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described in “—Qualifying Assets” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance. Where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group makes available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Temporary Investments

As a BDC, pending investment in other types of “qualifying assets,” as described above, the Company’s investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments, such that at least 70% of the Company’s assets are qualifying assets. Typically, the Company will invest in highly rated commercial paper, U.S. Government agency notes, U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by a Stockholder, such as the Company, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Company’s assets that may be invested in such repurchase agreements. However, certain diversification tests in order to qualify as a RIC for federal income tax purposes will typically require the Company to limit the amount it invests with any one counterparty.

Senior Securities

As a corporation, the Company will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to its Common Stock if the Company’s asset coverage, as defined in the 1940 Act, is at least equal to 150% for indebtedness and 200% for preferred equity immediately after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, the Company may be prohibited from making distributions to its Stockholders or the repurchasing of such securities or shares unless it meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Company may also borrow amounts up to 5% of the value of its total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see, e.g., “Item 1A. Risk Factors – Borrowing Risk.” The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” subject to the 150% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the Stockholders (one share one vote); and (ii) preferred Stockholders must have the right, as a class, to appoint directors to the board of directors.

Code of Ethics

As a BDC, the Company and the Advisor will adopt a Code of Ethics pursuant to the requirements of the 1940 Act and the Advisers Act. These Codes of Ethics permit personnel to invest in securities, including securities that may be purchased or held by the Company, and such personnel may, from time to time, invest in securities held by the Company subject to the requirements established in the Codes of Ethics.

Anti-Takeover Measures

State corporate law as well as the Company’s certificate of incorporation and bylaws will include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Company by means of a tender offer, proxy contest or otherwise or to change the composition of the Company’s Board. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the board of directors. These measures, however, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Company’s Stockholders and could have the effect of depriving Stockholders of an opportunity to sell their shares at a premium over prevailing market prices. Such attempts could have the effect of increasing the Company’s expenses and disrupting its normal operation. Until the consummation of an IPO, the Company will continue its investment activities and operations as a privately held BDC whose shares are subject to transfer restrictions as further described in see “Item 11. Description of Registrant’s Securities to be Registered—Transferability of Shares.” Accordingly, these anti-takeover measures will have limited practical effect until such time as the Company consummates an IPO.

Compliance Policies and Procedures and Other Considerations

As a BDC, the Company will not generally be able to issue and sell its Common Stock at a price below net asset value per share. It may, however, issue and sell its Common Stock, at a price below the current net asset value of the Common Stock, or issue and sell warrants, options or rights to acquire such Common Stock, at a price below the current net asset value of the Common Stock if the Company’s Board determines that such sale is in the Company’s best interest and in the best interests of its Stockholders, and its Stockholders have approved the policy and practice of making such sales within the preceding 12 months. In any such case, the price at which the securities are to be issued and sold may not be less than a price that, in the determination of the board of directors, closely approximates the market value of such securities.

As a BDC, the Company may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates, including the Company’s officers, directors, investment adviser, principal underwriters and certain of their affiliates, without the prior approval of the members of board of directors who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than pursuant to current regulatory guidance). The Company and the Advisor applied for an exemptive order from the SEC that if granted would permit the Company to co-invest with certain PIMCO accounts and other affiliates of the Advisor. Subject to the terms and conditions specified in the exemptive order, the Company would be able to co-invest alongside certain PIMCO accounts or affiliates of the Advisor.

As a BDC, the Company expects to be periodically examined by the SEC for compliance with the 1940 Act.

As a BDC, the Company will be required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the Company against larceny and embezzlement.

The Advisor has relief from registration with the CFTC as a CPO with respect to the Company, and the Advisor is exempt from registration with the CFTC as a CTA with respect to the Company and will therefore not be required to provide Stockholders with certified annual reports and other disclosure documents that satisfy the requirements of CFTC rules applicable to registered CPOs and CTAs.

The Company and the Advisor will adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws. As a BDC, the Company will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Company. For example:

●	pursuant to Rule 13a-14 of the Exchange Act, the President and Chief Financial Officer must certify the accuracy of the financial statements contained in the Company’s periodic reports;

●	pursuant to Item 307 of Regulation S-K, the Company’s periodic reports must disclose the Company’s conclusions about the effectiveness of the Company’s disclosure controls and procedures;

●

pursuant to Rule 13a-15 of the Exchange Act, the Company’s management must prepare an annual report regarding its assessment of the Company’s internal control over financial reporting and (once the Company ceases to be an emerging growth company under the JOBS Act or, if later, for the year following the Company’s first annual report required to be filed with the SEC) must obtain an audit of the effectiveness of internal control over financial reporting performed by the Company’s independent registered public accounting firm; and

●

pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, the Company’s periodic reports must disclose whether there were significant changes in the Company’s internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires the Company to review the Company’s current policies and procedures to determine whether the Company will comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Company will continue to monitor the Company’s compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that the Company is in compliance therewith.

Emerging Growth Company

The Company is an emerging growth company as defined in the JOBS Act and is eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company could remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the consummation of an initial public offering, if any, or until the earliest of (i) the last day of the first fiscal year in which the Company has total annual gross revenue of $1,070,000,000 or more, (ii)

December 31 of the fiscal year in which the Company become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of Common Stock held by non-affiliates exceeds $700 million, measured as of the last Business Day of the most recently completed second fiscal quarter, and the Company has been publicly reporting for at least 12 months), or (iii) the date on which the Company has issued more than $1 billion in non-convertible debt during the preceding three-year period. In addition, as an emerging growth company, the Company intends to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Proxy Voting Policies and Procedures

The Company will delegate proxy voting responsibility to the Advisor.

The Advisor has adopted written proxy voting policies and procedures (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act.

Policy Statement: The proxy voting policy is intended to foster the Advisor’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which the Advisor has discretionary voting authority. The Proxy Policy is designed in a manner reasonably expected to confirm that voting and consent rights are exercised in the best interests of the Advisor’s clients.

Advisor Proxy Policy Overview: Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian. As a general matter, when the Advisor has proxy voting authority, the Advisor has a fiduciary obligation to monitor corporate events and to take appropriate action on client proxies that come to its attention. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, the Advisor may determine not to vote a proxy in limited circumstances.

The Advisor will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy. The Advisor’s Proxy Policy, and information about how the Advisor voted a client’s proxies, is available upon request.

Reporting Obligations

The Company will be required to comply with periodic reporting requirements under the Exchange Act, and, will make available to Stockholders annual reports containing audited financial statements, quarterly reports on Form 8-K, and such other reports as the Company determines to be appropriate or as may be required by law. The Company is filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the Exchange Act. The Company is required to comply with all reporting, proxy solicitation and other applicable requirements under the Exchange Act.

Stockholder reports and other information about the Company are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

Certain U.S. Federal Income Tax Consequences

The following discussion is a brief summary of some of the U.S. federal income tax considerations relevant to an investment in the Company as a Stockholder, including U.S. federal income tax considerations relevant to a BDC. It is based upon the Code, the regulations promulgated thereunder, published rulings of the IRS and court decisions, all as in effect on the date of this Memorandum. All of the above authorities are subject to change (possibly retroactively) by legislative or administrative action.

For purposes of this discussion, a “U.S. Holder” is a Stockholder, that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Holder” is a Stockholder who is not a U.S. Holder.

THIS SUMMARY DOES NOT DISCUSS ALL OF THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO A PARTICULAR INVESTOR OR TO INVESTORS SUBJECT TO SPECIAL TREATMENT AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL, ESTATE AND FOREIGN TAX CONSEQUENCES OF INVESTING IN THE COMPANY.

Taxation of RIC Operations Generally. The Company intends to qualify as a RIC for U.S. federal income tax purposes. As a RIC, the Company will be able to deduct qualifying distributions to its Stockholders, so that it is subject to U.S. federal income taxation only in respect of earnings that it retains and does not distribute. In addition, certain distributions made to the Company’s Stockholders may be eligible for look-through tax treatment determined by reference to the earnings from which the distribution is made.

In order to qualify as a RIC, the Company must, among other things,

(a)	at all times during each taxable year maintain its election under the 1940 Act to be treated as a BDC;

(b)

derive in each taxable year at least 90% of its gross income from dividends, interest, gains from the sale or other disposition of stock or securities and other specified categories of investment income; and

(c)	diversify its holdings so that, subject to certain exceptions and cure periods, at the end of each quarter of its taxable year,

(i)

at least 50% of the value of its total assets is represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” shall not include any amount of any one issuer, if its holdings of such issuer are greater in value than 5% of its total assets or greater than 10% of the outstanding voting securities of such issuer, and

(ii)

no more than 25% of the value of its assets may be invested in securities of any one issuer, the securities of any two or more issuers that are controlled by the Company (at a 20% voting control threshold) and are engaged in the same or similar or related trades or business (excluding U.S. government securities and securities of other RICs), or the securities of one or more “qualified publicly traded partnerships.”

As a RIC, in any taxable year with respect to which the Company distributes (or is treated as distributing) at least 90% of its investment company taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses and other taxable income other than any net capital gain reduced by deductible expenses), the Company generally will not be subject to U.S. federal income tax on its investment company taxable income and net capital gains that are distributed to Stockholders.

If the Company fails to distribute its income on a timely basis, it will be subject to a nondeductible 4% excise tax. To avoid this tax, the Company must distribute (or be deemed to have distributed) during each calendar year an amount equal to the sum of:

(1)	at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year;

(2)	at least 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year; and

(3)	any undistributed amounts from previous years on which the Company paid no U.S. federal income tax.

The Company is generally expected to distribute substantially all of its earnings on a quarterly basis, though one or more of the considerations described below could result in the deferral of dividend distributions until the end of the fiscal year:

(1)

The Company may make investments that are subject to tax rules that require it to include amounts in income before cash corresponding to that income is received, or that defer or limit the Company’s ability to claim the benefit of deductions or losses. For example, if the Company holds securities issued with original issue discount, such discount will be included in income in the taxable year of accrual and before any corresponding cash payments are received.

(2)

In cases where the Company’s taxable income exceeds its available cash flow, the Company will need to fund distributions with the proceeds of sale of securities or with borrowed money, and will raise funds for this purpose opportunistically over the course of the year.

In certain circumstances (e.g., where the Company is required to recognize income before or without receiving cash representing such income), the Company may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining RIC status and for avoiding income and excise taxes. Accordingly, the Company may have to sell investments at times it would not otherwise consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain cash from other sources, it may fail to qualify as a RIC and thereby be subject to corporate-level income tax.

Although the Company does not presently expect to do so, it will be authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, it will not be permitted to make distributions to its Stockholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Item 1(b). Description of Business—Regulation as a Business Development Company—Senior Securities” above. Moreover, the Company’s ability to dispose of assets to meet distribution requirements may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its qualification as a RIC, including the diversification tests. If the Company disposes of assets in order to meet the annual distribution requirement or to avoid the excise tax, it may make such dispositions at times that, from an investment standpoint, are not advantageous.

Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long- term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above.

While the Company is expected to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, it may not be able to distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement. Under certain circumstances, the Advisor may, in its sole discretion, determine that it is in the interests of the Company to retain rather than distribute some amount of income and capital gains, and accordingly cause the Company to bear the excise tax burden associated therewith.

If in any particular taxable year, the Company does not qualify as a RIC, all of the Company’s taxable income (including net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to Stockholders, and distributions will be taxable to Stockholders as ordinary dividends to the extent of the Company’s current and accumulated earnings and profits.

In the event the Company invests in foreign securities, it may be subject to withholding and other foreign taxes with respect to those securities. The Company is not expected to satisfy the requirement to pass through to Stockholders their share of the foreign taxes paid by the Company.

Taxation of U.S. Holders

Distributions from the Company’s investment company taxable income (consisting generally of net investment income, net short-term capital gain, and net gains from certain foreign currency transactions) generally will be taxable to U.S. Holders as ordinary income to the extent made out of the Company’s current or accumulated earnings and profits. Distributions generally will not be eligible for the dividends received deduction allowed to corporate Stockholders. Distributions that the Company reports as net capital gain distributions will be taxable to U.S. Holders as long-term capital gain regardless of how long such U.S. Holders have held their shares. Distributions in excess of the Company’s current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s Common Stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Holder.

Distributions declared by the Company in October, November, or December of any year and payable to Stockholders of record on a specified date in such a month will be deemed to have been paid by the Company on December 31st of the previous calendar year if the distributions are paid during the following January. Accordingly, distributions received in January may be subject to taxation in the preceding year.

Certain distributions reported by the Company as section 163(j) interest dividends may be treated as interest income by Stockholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the Stockholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Company is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Company’s business interest income over the sum of the Company’s (i) business interest expense and (ii) other deductions properly allocable to its business interest income.

Although the Company intends to distribute any net long-term capital gains at least annually, it may in the future decide to retain some or all of its net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, the Company will pay corporate-level federal income tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit equal to its allocable share of the tax paid on the deemed distribution by the Company. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s tax basis for their Common Stock. Since the Company expects to pay tax on any retained capital gains at its regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gains. Such excess generally may be claimed as a credit against the U.S. Holder’s other federal income tax obligations or may be refunded to the extent it exceeds a Stockholder’s liability for federal income tax. A Stockholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund for the taxes paid by the Company. To utilize the deemed distribution approach, the Company must provide written notice to its Stockholders. The Company cannot treat any of its investment company taxable income as a “deemed distribution.”

If a U.S. Holder sells or exchanges its shares of the Company, the holder will recognize gain or loss equal to the difference between its adjusted basis in the shares sold and the amount received. Any such gain or loss will be treated as a capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. Any loss recognized on a sale or exchange of shares that were held for six months or less will be treated as long-term, rather than short-term, capital loss to the extent of any capital gain distributions previously received (or deemed to be received) thereon.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from us and net gains from redemptions or other taxable dispositions of the Company’s shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts.

The Company or the applicable withholding agent will be required to withhold U.S. federal income tax (“backup withholding”) currently at a rate of 24% from all taxable distributions to any non-corporate U.S. Holder (1) who fails to furnish the Company with a correct taxpayer identification number or a certificate that such Stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies the Company that such Stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle such Stockholder to a refund, provided that proper information is timely provided to the IRS.

Limitations on Deductibility of Certain Losses and Expenses. If the Company is not treated as a “publicly offered regulated investment company” for any calendar year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that the Company incurs, to the extent that the expenses would have been subject to limitations if the holder had incurred them directly. In this case, the Company would be required to report the relevant income and expenses, including the Management Fee, on Form 1099-DIV, and affected holders will be required to take into account their allocable share of such income and expenses. There is no assurance that the Company will be treated as a “publicly offered regulated investment company” with respect to any calendar year.

Tax-Exempt Investors. The direct conduct by a tax-exempt U.S. Holder of the activities that the Company is expected to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its Stockholders for purposes of determining treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. federal income taxation solely as a result of the holder’s ownership of the Company’s shares and receipt of dividends that it pays. Moreover, under current law, if the Company incurs indebtedness, such indebtedness will not be attributed to portfolio investors in its stock. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends paid by the Company should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Company incurs. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

Non-U.S. Holders. Dividends that the Company pays to a non-U.S. Holder generally will be subject to U.S. withholding tax at a 30% rate unless (i) the holder qualifies for, and complies with the procedures for claiming, an exemption or reduced rate under an applicable income tax treaty, (ii) the holder qualifies, and complies with the procedures for claiming, an exemption by reason of its status as a foreign government-related entity; or (iii) Congress enacts an extension of the favorable rules described below, and the dividend qualifies for an exemption from U.S. withholding tax under those rules. There can be no assurance that Congress will extend these favorable rules or that the extension will apply to any dividends that the Company distributes.

Non-U.S. Holders generally are not subject to U.S. tax on capital gains realized on the sale of the Company’s shares or on actual or deemed distributions of the Company’s net capital gains unless such gains are effectively connected with the conduct of a U.S. trade or business by the holder and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, or the holder is present in the United States for 183 or more days during the taxable year; and the holder is a former citizen or resident of the United States.

Certain properly reported dividends are generally exempt from withholding of U.S. federal income tax where paid in respect of a RIC’s (i) “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC or the non-U.S. Stockholder are at least a 10% stockholder, reduced by expenses that are allocable to such income) or (ii) “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain, other than short-term capital gains recognized on the disposition of U.S. real property interests, over the RIC’s long-term capital loss), as well as if certain other requirements are satisfied. Nevertheless, no assurance can be given as to whether any of the Company’s distributions will be eligible for this exemption from withholding of U.S. federal income tax or, if eligible, will be reported as such by the Company. Furthermore, in the case of shares of Company stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Company reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Company’s Common Stock is subject to significant transfer restrictions, and an investment in the Company’s Common Stock will generally be illiquid, non-U.S. Stockholders whose distributions on the Company’s Common Stock are subject to withholding of U.S. federal income tax may not be able to transfer their shares of the Company’s Common Stock easily or quickly or at all.

A BDC is a corporation for U.S. federal income tax purposes. Under current law, a non-U.S. Holder will not be considered to be engaged in the conduct of a business in the United States solely by reason of its ownership in a BDC. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between foreign investors and investments that would otherwise result in such investors being considered to be engaged in the conduct of a business in the United States. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to foreign investors could be adversely affected.

FATCA Compliance. Additional requirements will apply to Non-U.S. Holders that are considered for U.S. federal income tax purposes to be a foreign financial institution or non-financial foreign entity, as well as to Non-U.S. Holders that hold their shares through such an institution or entity. In general, an exemption from U.S. withholding tax will be available only if the foreign financial institution has entered into an agreement with the U.S. government, or under certain intergovernmental agreements collects and provides to the U.S. tax authorities information about its accountholders (including certain investors in such institution) and if the non-financial foreign entity has provided the withholding agent with a certification identifying certain of its direct and indirect U.S. owners. Any U.S. taxes withheld pursuant to the aforementioned requirements from distributions paid to affected Non-U.S. Holders who are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes on such distributions may only be reclaimed by such Non-U.S. Holders by timely filing a U.S. tax return with the IRS to claim the benefit of such exemption or reduction.

ERISA CONSIDERATIONS

ERISA and the Code impose restrictions on certain transactions involving (i) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (ii) plans subject to Section 4975 of the Code, including, among others, individual retirement accounts and Keogh plans, and (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities or otherwise (collectively “Plans”). ERISA and the rules and regulations of the Department of Labor (the “DOL”) promulgated thereunder contain provisions that should be considered by fiduciaries of those Plans and their legal advisors.

Fiduciary Duty. Fiduciaries that are considering an investment in the Company should consider, among other things, the applicability of the prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA.

Plan Assets. Under Section 3(42) of ERISA and regulations issued by the U.S. Department of Labor (as modified by Section 3(42), the “Plan Asset Regulation”), the assets of the Company will be treated as plan assets if participation by Benefit Plan Investors equals or exceeds 25% of any class of equity of the Company. The term “Benefit Plan Investor” is generally defined as (i) any employee benefit plan (as defined in Section 3(3) of ERISA), subject to the provisions of Title I of ERISA, (ii) any Plan subject to Section 4975 of the Code, and (iii) any entity whose underlying assets include Plan assets by reason of a Plan’s investment in the entity. For purposes of the 25% determination, the value of equity interests held by a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such person) is disregarded.

The Advisor intends to operate the Company so that the assets of the Company are not considered “plan assets.” In that regard, the Advisor intends to limit investments by Benefit Plan Investors to less than 25% of each class of equity of the Company as described above. In the event that the Company’s assets would nevertheless be considered to be “plan assets,” the Subscription Agreement authorizes the Advisor and requires ERISA Partners (as defined in the Subscription Agreement) to take certain actions to alleviate the effect of such determination, including a sale of shares to other Stockholders or a third party (with the consent of the Advisor), the reduction of Capital Contributions by ERISA Partners or the redemption of all or a portion of the Stockholder’s shares, so that participation by Benefit Plan Investors does not exceed 25% of any class of equity of the Company as described above. If, notwithstanding the Advisor’s intent to the contrary, the assets of the Company were to be considered “plan assets,” the obligations and other responsibilities of Plan sponsors, Plan fiduciaries and Plan administrators, and of “parties in interest” and “disqualified persons” (as defined under ERISA and the Code), under Parts 1 and 4 of Subtitle B of Title I of ERISA and Section 4975 of the Code, as applicable, may be expanded, and there may be an increase in their liability under these and other provisions of ERISA and the Code (except to the extent (if any) that a favorable statutory or administrative exemption or exception applies).

Reporting of Indirect Compensation. The descriptions contained herein of fees and compensation, including the Management Fee payable to the Advisor, are intended to satisfy the disclosure requirements for “eligible indirect compensation” for which the alternative reporting option on Schedule C of Form 5500 Annual Return/Report may be available. The Advisor will, upon written request, furnish any other information relating to the Advisor’s compensation received in connection with the Company that is required for a Plan investor to comply with the reporting and disclosure requirements of Title I of ERISA and the regulations, forms and schedules issued thereunder.

Governmental, Church and Non-U.S. Plans. Governmental plans, certain church plans and non-U.S. and certain other plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to Federal, state, local, non-U.S. or other laws and regulations that are similar to such provisions of ERISA and the Code. This discussion does not address any such plans, and fiduciaries of such plans should consult with their counsel before purchasing any interests in the Company.

*    *    *

The foregoing discussion of certain aspects of ERISA is based upon ERISA, judicial decisions, U.S. Department of Labor regulations, rulings and opinions in existence on the date hereof, all of which are subject to change and should not be construed as legal advice. This summary is general in nature and does not address every issue that may be applicable to the Company or to a particular investor. Directors and other fiduciaries of employee benefit plans subject to ERISA should consult with their own counsel with respect to issues arising under ERISA and make their own independent investment decision.

Item 1A. Risk Factors

Investing in the Company’s Common Stock involves significant risks. A prospective investor should consider, among other factors, the risk factors set forth below which are subject to or, if applicable, modified by the requirements and obligations described in the Subscription Agreement before making a decision to purchase Common Stock. Additional risks and uncertainties not presently known to the Company or not presently deemed material by the Company may also impair the Company’s operations and performance. If any of the following events occur, the Company’s business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, the net asset value of the Company’s Common Stock could decline, and you may lose all or part of your investment.

General Investment Risks

All investments, including the Company’s investments, risk the loss of capital. The Advisor believes that the Company’s investment strategy and research techniques moderate this risk through a careful selection of investments. No guarantee or representation is made (and no such guarantee or representation could be made) that the Company’s investment strategy will be successful.

An investment in the Company is illiquid. No Stockholder or other person holding shares acquired from a Stockholder has the right to require the Company to repurchase any shares. No public market for the shares exists, and none is expected to develop in the future. Consequently, Stockholders may not be able to liquidate their investment other than as a result of repurchases of shares by the Company.

No Operating History

The Company has no operating history. There can be no assurance that the results achieved by similar strategies managed by PIMCO or its affiliates will be achieved for the Company. Past performance should not be relied upon as an indication of future results. Moreover, the Company is subject to all of the business risks and uncertainties associated with any new business, including the risk that it will not achieve its investment objectives and that the value of a Stockholder’s investment could decline substantially or that the Stockholder will suffer a complete loss of its investment in the Company.

Members of the management team have no prior experience managing a BDC for the Advisor, and the investment philosophy and techniques used by the Advisor to manage a BDC may differ from the investment philosophy and techniques previously employed by the Advisor, its affiliates, and the members of the management team in identifying and managing past investments. In addition, the 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private companies or thinly traded public companies, cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less from the time of investment. The Advisor’s and the members of the management team’s limited experience in managing a portfolio of assets under such constraints may hinder their respective ability to take advantage of attractive investment opportunities and, as a result, achieve the Company’s investment objectives.

Operational Risks

In addition to the risks associated with PIMCO’s implementation of the Company’s investment program, the Company also is subject to operational risk associated with the provision of investment management and other services to the Company by PIMCO and the Company’s other Service Providers. Operational risk is the risk that deficiencies in PIMCO’s internal systems (including communications and information systems) or controls, or in those of a Service Provider to whom PIMCO has contractually delegated certain of its responsibilities, may cause losses for the Company or hinder Company operations. Operational risk results from inadequate procedures and controls, employee fraud, record-keeping error, human error, and/or system failures by PIMCO or a Service Provider. For example, trading delays or errors caused by PIMCO could prevent the Company from purchasing a security that PIMCO expects will appreciate in value, thus reducing the Company’s opportunity to benefit from the security’s appreciation. PIMCO is generally not contractually liable to the Company for operational losses associated with operational risk.

Investment and Market Risk

The market price of securities owned by the Company may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Company. Even when markets perform well, there is no assurance that the investments held by the Company will increase in value along with the broader market.

In addition, market risk includes the risk that geopolitical events will disrupt the economy on a national or global level. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as presidential elections in the U.S. or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Company’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Any market disruptions could also prevent the Company from executing advantageous investment decisions in a timely manner. To the extent the Company focuses its investments in a region enduring geopolitical market disruption, it will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether the Company meets their individual financial needs and tolerance for risk.

Risks Related to the Company’s Investments

Illiquid Nature of Investment Portfolio

The Company will generally invest in long-term loans to and private equity investments in middle market private companies that do not have an established trading market. The Company’s Portfolio Investments typically exit their debt and equity investments through structured terms and amortization or when the portfolio company has a liquidity event such as a sale, recapitalization, or initial public offering of the company. The illiquidity of the Company’s investments may adversely affect the Company’s ability to dispose of debt and equity securities at times when it may be otherwise advantageous for the Company to liquidate such investments. The Company cannot predict whether it will be able to sell any asset for the price or on the terms set by it or whether any price or other terms offered by a prospective purchaser would be acceptable to the Company. The Company also cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. The Company may be required to expend cash to correct defects or to make improvements before an asset can be sold, and there can be no assurance that it will have cash available to correct those defects or to make those improvements. As a result, the Company’s ability to sell investments in response to changes in economic and other conditions could be limited. Limitations on the Company’s ability to respond to adverse changes in the performance of its investments may have a material adverse effect on the Company’s business, financial condition and results of operations and the Company’s ability to make distributions.

Investing in Private Companies Involves a High Degree of Risk

The Company’s portfolio is expected to primarily consist of long-term loans to and investments in middle market companies. Investments in private businesses involve a high degree of business and financial risk, which can result in substantial losses for the Stockholders in those investments and accordingly should be considered speculative. There is generally no publicly available information about the companies in which the Company invests, and the Company relies significantly on the diligence of its service providers and agents to obtain information in connection with investment decisions. If the Company is unable to identify all material information about these companies, among other factors, the Company may fail to receive the expected return on investment or lose some or all of the money invested in these companies. In addition, these businesses may have shorter operating histories, narrower product lines, smaller market shares and less experienced management than their larger competitors and may be more vulnerable to customer preferences, market conditions, and loss of key personnel, or economic downturns, which may adversely affect the return on, or the recovery of, investments in such businesses. As a Stockholder, the Company is subject to the risk that a Portfolio Investment may make a business decision that does not serve the Company’s best interests, which could decrease the value of the investment. Deterioration in an underlying portfolio company’s financial condition and prospects may be accompanied by deterioration in the collateral for a loan, if any, and an event of default by the portfolio company. Such an event may reduce the Company’s anticipated return on invested capital and delay the timeline for distributions to Stockholders.

Illiquid Nature of the Company’s Common Stock

The shares may be issued in reliance upon certain exemptions from registration or qualification under applicable Federal and state securities laws and so may be subject to certain restrictions on transferability. There will be no public market for the shares and none is expected to develop. In addition, Stockholders will not be entitled to withdraw their Capital Contributions, and shares may not be assigned or transferred without the consent of the Advisor, subject to certain exceptions. Accordingly, the shares constitute illiquid investments and should only be purchased by persons that are “accredited investors” as such term is defined under the Securities Act of 1933, as amended, and “qualified purchasers” as such term is defined under the 1940 Act (except as may be waived by the Advisor for parties who are “knowledgeable employees” under Rule 3c-5 of the 1940 Act and applicable SEC interpretations), and able to bear the risk of their investment in shares for an indefinite period of time.

No Guarantee to Replicate Historical Results Achieved by PIMCO or its Affiliates

The Company’s primary focus in making investments may differ from those of existing investment funds, accounts or other investment vehicles that are or have been managed by PIMCO. The Company may consider co-investing in Portfolio Investments with other investment funds, accounts or investment vehicles managed by PIMCO subject to obtaining exemptive relief or investing in reliance on available no-action relief. See “Item 1. Business - Co-Investment Exemptive Relief.” Any such investments will be subject to regulatory limitations and approvals by the Company’s independent directors. The Company can offer no assurance, however, that it will be able to obtain such approvals or develop opportunities that comply with such limitations. There can be no guarantee that the Company will replicate the historical results achieved by similar strategies managed by PIMCO, and investment returns could be substantially lower than the returns achieved by them in prior periods. Additionally, all or a portion of the prior results may have been achieved in particular market conditions which may never be repeated. Moreover, current or future market volatility and regulatory uncertainty may have an adverse impact on the Company’s future performance.

Negative Impact on Portfolio Companies from Economic Recessions or Downturns

Many of the companies in which the Company intends to make investments may be susceptible to economic slowdowns or recessions. An economic slowdown may affect the ability of a company to repay loans or engage in a Liquidity Event such as a sale, recapitalization, or initial public offering. The amount of nonperforming assets may increase and the value of the Company’s portfolio may decrease during these periods. Adverse economic conditions also may decrease the value of any collateral securing some of the loans. These conditions could lead to financial losses to the Company’s portfolio and overall assets.

Potential Adverse Effects of New or Modified Laws or Regulations

The Company and its portfolio companies are subject to regulation at the local, state, federal and, in some cases, foreign levels. These laws and regulations, as well as their interpretation, are likely to change from time to time, and new laws and regulations may be enacted. Accordingly, any change in these laws or regulations, changes in their interpretation, or newly enacted laws or regulations, or any failure by the Company or its portfolio companies to comply with these laws or regulations, could require changes to certain of the Company’s or its portfolio companies’ business practices, negatively impact the Company’s or its portfolio companies’ operations, cash flows or financial condition, impose additional costs on the Company or its portfolio companies or otherwise adversely affect the Company’s business or the business of its portfolio companies. In addition to the legal, tax and regulatory changes that are expected to occur, there may be unanticipated changes. The legal, tax and regulatory environment for BDCs, investment advisers and the instruments that they utilize (including derivative instruments) is continuously evolving.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact the Company’s operations, cash flows or financial condition, impose additional costs on the Company, intensify the regulatory supervision of the Company or otherwise adversely affect the Company’s business.

General Credit Risks

The Company may be exposed to losses resulting from default and foreclosure of any such loans or interests in loans in which it has invested. Therefore, the value of underlying collateral, the creditworthiness of borrowers and the priority of liens are each of great importance in determining the value of the Company’s investments. In the event of foreclosure, the Company or an affiliate thereof may assume direct ownership of any assets collateralizing such foreclosed loans. The liquidation proceeds upon the sale of such assets may not satisfy the entire outstanding balance of principal and interest on such foreclosed loans, resulting in a loss to the Company. Any costs or delays involved in the effectuation of loan foreclosures or liquidation of the assets collateralizing such foreclosed loans will further reduce proceeds associated therewith and, consequently, increase possible losses to the Company. In addition, no assurances can be made that borrowers or third parties will not assert claims in connection with foreclosure proceedings or otherwise, or that such claims will not interfere with the enforcement of the Company’s rights.

Changes in Interest Rates May Affect Net Investment Income

The Company’s debt investments may be based on floating rates, such as the London Interbank Offer Rate (“LIBOR”), EURIBOR, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on the Company’s investments, the value of its interests and the rate of return on invested capital. The Company’s floating rate investments may be linked to LIBOR and it is unclear how increased regulatory oversight and changes in the method for determining LIBOR may affect the value of the financial obligations to be held by or issued to the Company that are linked to LIBOR, or how such changes could affect the Company’s results of operations or financial condition. In addition, any further changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions of credit held by or due to the Company or on its overall financial condition or results of operations.

In the recent past, concerns have been publicized that some of the member banks surveyed by British Bankers’ Association (“BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them in order to profit on their derivative positions or to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may have resulted from reporting inter-bank lending rates higher than those they actually submitted. A number of BBA member banks entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR.

In recent years, the number of unsecured interbank funding transactions in the LIBOR markets has declined substantially and public and private sector industry initiatives have focused on identifying new or alternative reference rates that could be used in place of IBORs. These initiatives have gained momentum, particularly in light of the announcement in July 2017 by the UK Financial Conduct Authority (“FCA”) that it would no longer use its influence or legal powers to persuade or compel contributing banks to make LIBOR submissions after the end of 2021.

In the United States, the Alternative Reference Rate Committee (“ARRC”), which is sponsored by the Board of Governors of the Federal Reserve System, has designated the Secured Overnight Financing Rate (“SOFR”) as the best rate to replace U.S. dollar LIBOR as a benchmark rate, and the Federal Reserve Bank of New York began publishing SOFR on April 3, 2018. SOFR is an overnight rate based on trade-level data from various segments of the U.S. Treasury repo market. However, unlike LIBOR, SOFR is a secured (and, accordingly, a more risk-free) rate, and is a “backward-looking” overnight rate (and therefore does not include forward-looking term maturities (such as 1-month, 3-month, and 6-month rates)).

There is also no assurance that the characteristics of any alternative reference rates that are designated will be similar to those of any LIBOR, or that any alternative reference rate will be suitable for use as a benchmark rate for any particular product or security, or that use of an alternative reference rate will produce the economic equivalence of the LIBOR-based rate currently used for such products or securities.

A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on the Company’s net interest income. An increase in interest rates could decrease the value of any investments the Company holds which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase the Company’s interest expense, thereby decreasing its net income. Also, an increase in interest rates available to investors could make investment in the Company less attractive if the Company is not able to increase its dividend or distribution rate, which could reduce the value of an investment in the Company.

Investors should also be aware that a change in the general level of interest rates can be expected to lead to a change in the interest rate the Company may receive on many of its debt investments.

Potential for Volatile Markets

The valuations of the Company’s investments can be volatile. In addition, price movements may also be influenced by, among other things, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and national and international political and economic events and policies. In addition, governments from time to time intervene in certain markets. Such intervention often is intended directly to influence prices and may cause or contribute to rapid fluctuations in asset prices, which may adversely affect the Company’s returns.

Availability of Suitable Investments

The business of investing in middle market companies has from time to time been highly competitive; the identification of attractive investment opportunities is difficult and involves a high degree of uncertainty. There are no assurances that the Company may be able to invest and reinvest its capital fully or that suitable investment opportunities will be identified which satisfy the Company’s rate of return or maturity objectives. Competition in the industry and performance by the borrower could reduce the rates of return available to the Company on its investments.

Competition Risk

Identifying, completing and realizing attractive portfolio investments is competitive and involves a high degree of uncertainty. The Company’s profitability depends, in large part, on its ability to acquire target assets at attractive prices. In acquiring its target assets, the Company will compete with a variety of institutional investors, including specialty finance companies, public and private funds (including other funds managed by PIMCO), other BDCs, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Also, as a result of this competition, desirable investments in the Company’s target assets may be limited in the future and the Company may not be able to take advantage of attractive investment opportunities from time to time, as the Company can provide no assurance that it will be able to identify and make investments that are consistent with its investment objectives. The Company cannot assure you that the competitive pressures it faces will not have a material adverse effect on its business, financial condition and results of operations or the Company’s ability to locate, consummate and exit investments that satisfy its investment objectives.

Uncertainty as to the Value of Certain Portfolio Investments

The Company expects that many of its Portfolio Investments will take the form of securities that are not publicly traded. The fair value of loans, securities and other investments that are not publicly traded may not be readily determinable, and will be valued at fair value as determined in good faith by the Advisor, including to reflect significant events affecting the value of the Company’s investments. Most, if not all, of the Company’s investments (other than cash and cash equivalents) will be classified as Level 3 assets under Topic 820 of the U.S. Financial Accounting Standards Board’s Accounting Standards Codification, as amended, Fair Value Measurements and Disclosures (“ASC Topic 820”). This means that the Company’s portfolio valuations will be based on unobservable inputs and the Company’s assumptions about how market participants would price the asset or liability in question. The Company expects that inputs into the determination of fair value of Portfolio Investments will require significant management judgment or estimation. Even if observable market data are available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. The Company expects to retain the services of one or more independent service providers to review at least annually the valuation of material fair valued loans and securities. The types of factors that may be taken into account in determining the fair value of investments generally include, as appropriate, comparison to publicly-traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if a ready market for these loans and securities existed. The Company’s net asset value could be adversely affected if determinations regarding the fair value of the Company’s investments were materially higher than the values that the Company ultimately realizes upon the disposal of such loans and securities. In addition, the method of calculating the Management Fee and Administration Fee may result in conflicts of interest between the Advisor, on the one hand, and Stockholders on the other hand, with respect to the valuation of investments.

Syndication and/or Transfer of Investments

The Company, directly or through the use of one or more SPVs, may originate and/or purchase certain debt assets, including ancillary equity assets (“Assets”). The Company may also purchase certain Assets (including, participation interests or other indirect economic interests) that have been originated by other affiliated or unaffiliated parties and/or trading on the secondary market. The Company may, in certain circumstances, originate or purchase such Assets with the intent of syndicating and/or otherwise transferring a significant portion thereof, including to one or more offshore funds or accounts managed by the Advisor or any of their affiliates. In such instances, the Company will bear the risk of any decline in value prior to such syndication and/or other transfer. In addition, the Company will also bear the risk of any inability to syndicate or otherwise transfer such Assets or such amount thereof as originally intended, which could result in the Company owning a greater interest therein than anticipated.

Derivatives Risk

The use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of the derivative may not correlate perfectly with the underlying asset, rate or index. If the Company invests in a derivative instrument, it could lose more than the principal amount invested. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Company will engage in these transactions to reduce exposure to other risks when that would be beneficial. The Company’s use of derivatives may increase or accelerate the amount of taxes payable by Stockholders.

OTC derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivatives might not be available for OTC derivatives transactions. For derivatives traded on an exchange or through a central counterparty, credit risk resides with the Company’s clearing broker, or the clearinghouse itself, rather than with a counterparty in an OTC derivative transaction.

Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Company’s hedging transactions will be effective.

Investments in Leveraged Portfolio Companies

The Company may invest in certain SBICs or other funds that may employ leverage as part of their strategy. In addition, as described above, the Company may borrow funds to consummate an investment or to pay the Management Fee. Leverage provides an opportunity for a fund to enhance the rate of return to its Stockholders, but creates additional risk with respect to the return of capital or the reduction of the rate of return for Stockholders in the event that such fund’s investments have not performed well. Whether the effect of leverage is beneficial or detrimental to such fund’s Stockholders will depend, among other things, on the cost of the leverage and the investment experience of such fund. With respect to SBA leverage, as is the case with other Federal funding programs, the SBIC program requires periodic Congressional reauthorization. Although the program has been in existence since 1958 and there is no reason to believe that it will not continue to be reauthorized, there can be no assurance that the maximum leverage authorized for any particular fiscal year will be adequate to meet the demand for debenture leverage in that year.

Small Business Company License

Employees of the Advisor (or an affiliate of the Advisor) may apply for a license to form a SBIC for the Company. If the application is approved and the SBA so permits, the SBIC license will be transferred to a wholly-owned subsidiary of the Company. Following such transfer, the SBIC subsidiary will be allowed to issue SBA-guaranteed debentures, subject to the required capitalization of the SBIC subsidiary. SBA guaranteed debentures carry long-term fixed rates that are generally lower than rates on comparable bank and other debt. The Company cannot assure you that the principals or employees of PIMCO will be successful in receiving an SBIC license from the SBA or that the SBA will permit such license to be transferred to the Company. If the Company does receive an SBIC license, there is no minimum amount of SBA-guaranteed debentures that must be allocated to us.

SBA Fees and SBIC Debenture Rate

SBICs pay to the SBA fees associated with participation in the SBIC program and the use of SBA leverage. Such fees are set by the Federal Government and may change without warning and potentially impact returns of the Company. Additionally, fees associated with SBIC leverage rates are adjusted on a semi-annual basis. In advance of SBIC leverage drawdowns, debenture rates may increase and negatively impact returns.

Possibility of the Need to Raise Additional Capital

The Company may need additional capital to fund new investments and grow its portfolio of investments once it has fully invested the net proceeds of this offering. Unfavorable economic conditions could increase the Company’s funding costs or limit its access to the capital. A reduction in the availability of new capital could limit the Company’s ability to grow. In addition, the Company will be required to distribute at least 90% of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to Stockholders to maintain its qualification as a RIC. As a result, these earnings will not be available to fund new investments. An inability on the Company’s part to access the capital successfully could limit its ability to grow its business and execute its business strategy fully and could decrease its earnings, if any, which would have an adverse effect on the value of its securities.

Direct Investing Risks in Middle Market Companies

Investing in middle-market and small company mezzanine debt involves risks that range from the more general risks of fixed income investments to those specific to the characteristics of mezzanine debt. As with other debt instruments, there is a risk of issuer default but this risk is compounded by the fact that companies borrowing mezzanine debt are more apt to have a leveraged balance sheet. Additionally, the middle-market and small company focus means that the companies will generally be smaller, more concentrated in their business activities, have fewer capital-raising alternatives and limited management depth.

The debt of most middle-market and small companies is not rated by rating agencies. However, these borrowers are widely considered to be below investment grade. In the event of default, recoveries can be low because mezzanine debt claims are often subordinate to senior debt. Lack of liquidity is also another risk factor associated with middle-market and small company mezzanine debt.

While middle market companies may have potential for rapid growth, they often involve higher risks than larger companies. Middle market companies have more limited financial resources than larger companies and may be unable to meet their obligations under their debt obligations that the Company holds, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of the Company realizing any guarantees it may have obtained in connection with its investment. Middle market companies also typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Less publicly available information may be available about these companies and they may not be subject to the financial and other reporting requirements applicable to public companies. They are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on the company and, in turn, on the Company. Middle market companies may also have less predictable operating results and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. They may also have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity. If these companies are private companies, there will not be as much publicly available information about these companies as there is for public companies and such information may not be of the same quality. The Company will generally focus on debt investments in middle market companies. The Advisor may determine whether companies are U.S.-based or qualify as “middle market” in its sole discretion.

Second-Lien, or Other Subordinated Loans or Debt Risk

The Company may acquire and/or originate second-lien or other subordinated loans. In the event of a loss of value of the underlying assets that collateralize the loans, the subordinate portions of the loans may suffer a loss prior to the more senior portions suffering a loss. If a borrower defaults and lacks sufficient assets to satisfy the Company’s loan, the Company may suffer a loss of principal or interest. If a borrower declares bankruptcy, the Company may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of the Company’s loans may be subordinate to other debt of the borrower. As a result, if a borrower defaults on the Company’s loan or on debt senior to the Company’s loan, or in the event of the bankruptcy of a borrower, the Company’s loan will be satisfied only after all senior debt is paid in full. The Company’s ability to amend the terms of the Company’s loans, assign the Company’s loans, accept prepayments, exercise the Company’s remedies (through “standstill periods”) and control decisions made in bankruptcy proceedings relating to borrowers may be limited by intercreditor arrangements if debt senior to the Company’s loans exists.

Unsecured Loans or Debt

The Company may invest in unsecured loans which are not secured by collateral. In the event of default on an unsecured loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for an unsecured holder and therefore result in a loss of investment to the Company. Because unsecured loans are lower in priority of payment to secured loans, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. Unsecured loans generally have greater price volatility than secured loans and may be less liquid.

Risks Associated with Covenant-Lite Loans

A significant number of leveraged loans in the market may consist of loans that do not contain financial maintenance covenants (“Covenant-Lite Loans”). While the Company does not intend to invest in Covenant-Lite Loans as part of its principal investment strategy, it is possible that such loans may comprise a portion of the Company’s portfolio. Such loans do not require the borrower to maintain debt service or other financial ratios. Ownership of Covenant-Lite Loans may expose the Company to different risks, including with respect to liquidity, price volatility, ability to restructure loans, credit risks and less protective loan documentation than is the case with loans that also contain financial maintenance covenants.

Sub-investment Grade and Unrated Debt Obligations Risk

The Company may invest in sub-investment grade debt obligations. Investments in the sub-investment grade categories are subject to greater risk of loss of principal and interest than higher-rated securities and may be considered to be predominantly speculative with respect to the obligor’s capacity to pay interest and repay principal. They may also be considered to be subject to greater risk than securities with higher ratings in the case of deterioration of general economic conditions. Because investors generally perceive that there are greater risks associated with non-investment grade securities, the yields and prices of such securities may fluctuate more than those for higher-rated securities. The market for non-investment grade securities may be smaller and less active than that for higher-rated securities, which may adversely affect the prices at which these securities can be sold and result in losses to the Company, which, in turn, could have a material adverse effect on the performance of the Company, and, by extension, the Company’s business, financial condition, results of operations and net asset value.

In addition, the Company may invest in debt obligations which may be unrated by a recognized credit rating agency, which may be subject to greater risk of loss of principal and interest than higher-rated debt obligations or debt obligations which rank behind other outstanding securities and obligations of the obligor, all or a significant portion of which may be secured on substantially all of that obligor’s assets. The Company may also invest in debt obligations which are not protected by financial covenants or limitations on additional indebtedness. In addition, evaluating credit risk for debt securities involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Any of these factors could have a material adverse effect on the performance of the Company, and, by extension, the Company’s business, financial condition, results of operations and net asset value.

To the extent that the Company invests in sub-investment grade investments that are also stressed or distressed then the risks discussed above are heightened.

Equity Securities Risk

The Company may purchase common and other equity securities. Although common stock has historically generated higher average total returns than fixed income securities over the long term, common stock also has experienced significantly more volatility in those returns. The equity securities the Company acquires may fail to appreciate and may decline in value or become worthless, and the Company’s ability to recover its investment will depend on a portfolio company’s success. Investments in equity securities involve a number of significant risks. While there are many types of equity securities, prices of all equity securities will fluctuate. Any equity investment in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or other senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process. To the extent that the portfolio company requires additional capital and is unable to obtain it, the Company may not recover its investment. In some cases, equity securities in which the Company invests will not pay current dividends, and the Company’s ability to realize a return on its investment, as well as to recover its investment, will be dependent on the success of the portfolio company.

Interest Rate Risk

The Company intends to primarily invest in instruments with adjustable rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate securities) and directly (especially in the case of instruments whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

Borrowing Risk

The Company may borrow from and issue senior debt securities to banks, insurance companies and other lenders or investors as part of its investment strategy. Holders of these senior securities will have fixed-dollar claims on the Company’s assets that are superior to the claims of Stockholders. If the value of the Company’s assets decreases, leveraging would cause net asset value (“NAV”) to decline more sharply than it otherwise would have if the Company did not employ leverage. Similarly, any decrease in the Company’s income would cause net income to decline more sharply than it would have had it not borrowed. Such a decline could negatively affect the Company’s ability to make Common Stock dividend payments. The Company’s ability to service any debt that it incurs will depend largely on its financial performance and will be subject to prevailing economic conditions and competitive pressures. There can be no assurance that the Company will use leverage or that a leveraging strategy will be successful during any period in which it is employed.

Furthermore, any credit agreement or other debt financing agreement into which the Company may enter may impose financial and operating covenants that restrict its investment activities, the Company’s ability to call capital, remedies on default and similar matters. In connection with borrowings, the Company’s lenders may also require the Company to pledge assets, Stockholder commitments to fund capital calls and/or the proceeds of those capital calls, thereby allowing the lender to call for Capital Contributions upon the occurrence of an event of default under such financing arrangement. To the extent such an event of default does occur, Stockholders could therefore be required to fund any shortfall up to their remaining Capital Commitments, without regard to the underlying value of their investment.

Lastly, the Company may be unable to obtain its desired leverage, which would, in turn, affect a Stockholder’s return on investment.

The Company’s use of leverage, if any, creates the opportunity for increased Common Stock net income, but also creates special risks for Stockholders. To the extent used, there is no assurance that the Company’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Company to greater risk and increased costs. The Company’s assets attributable to leverage, if any, will be invested in accordance with the Company’s investment objectives and policies. Interest expense payable by the Company with respect to derivatives and other forms of leverage, and dividends payable with respect to any preferred shares outstanding, if any, will generally be based on shorter-term interest rates that would be periodically reset. So long as the Company’s portfolio investments provide a higher rate of return (net of applicable Company expenses) than the interest expenses and other costs to the Company of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Stockholders than if the Company were not so leveraged. If, however, shorter-term interest rates rise relative to the rate of return on the Company’s portfolio, the interest and other costs to the Company of leverage could exceed the rate of return on the debt obligations and other investments held by the Company, thereby reducing return to Stockholders. In addition, fees and expenses of any form of leverage used by the Company will be borne entirely by the Stockholders (and not by preferred Stockholders, if any) and will reduce the investment return of the Common Stocks. Therefore, there can be no assurance that the Company’s use of leverage will result in a higher yield on the Common Stocks, and it may result in losses. In addition, any preferred shares issued by the Company are expected to pay cumulative dividends, which may tend to increase leverage risk.

Leverage creates several major types of risks for Stockholders, including:

●	the likelihood of greater volatility of NAV of Common Stocks, and of the investment return to Stockholders, than a comparable portfolio without leverage;

●

the possibility either that Common Stock dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Common Stocks will fluctuate because such costs vary over time; and

●

the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Common Stocks than if the Company were not leveraged and may result in a greater decline in the market value of the Common Stocks.

●	In addition, the counterparties to the Company’s leveraging transactions and any preferred Stockholders of the Company will have priority of payment over the Company’s Stockholders.

The Company may engage in total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options and/or other derivatives. The Company’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the Company’s income, distributions and total returns to Stockholders. To the extent that any offsetting positions do not behave in relation to one another as expected, the Company may perform as if it is leveraged through use of these derivative strategies.

Any total return swaps, reverse repurchases, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, basis swaps and other swap agreements, purchases or sales of futures and forward contracts (including foreign currency exchange contracts), call and put options or other derivatives by the Company or counterparties to the Company’s other leveraging transactions, if any, would have seniority over the Company’s Common Stocks.

On October 28, 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives and certain related instruments. Among other things, Rule 18f-4 limits a fund’s derivatives exposure through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. Subject to certain conditions, limited derivatives users (as defined in Rule 18f-4), however, would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC also eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments. Compliance with Rule 18f-4 will not be required until August 19, 2022. As the Company comes into compliance, the Company’s approach to asset segregation and coverage requirements described herein will be impacted. In addition, Rule 18f-4 could restrict the Company’s ability to engage in certain derivatives transactions and/or increase the costs of such derivatives transactions, which could adversely affect the value or performance of the Company and the Common Stocks and/or the Company’s distribution rate.

PIK Interest Payments

Certain of the Company’s debt investments may contain provisions providing for the payment of payment-in-kind (“PIK”) interest. Because PIK interest results in an increase in the size of the loan balance of the underlying loan, the receipt of PIK interest will have the effect of increasing the Company’s assets under management. As a result, the receipt of PIK interest may result in an increase in the amount of the base Management Fee payable by the Company. To the extent PIK interest income constitutes a portion of income, the Company will be exposed to risks associated with such income being required to be included in accounting income and taxable income prior to receipt of cash, including the following:

●

The higher yields and interest rates on PIK securities reflects the payment deferral and increased credit risk associated with such instruments and that such investments may represent a significantly higher credit risk than coupon loans.

●

PIK securities may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of any associated collateral.

●	PIK interest has the effect of generating investment income. The deferral of PIK interest also reduces the loan-to-value ratio at a compounding rate.

Prepayment Risk

The terms of loans in which the Company invests may permit the borrowers to voluntarily prepay loans at any time, either with no or a nominal prepayment premium. This prepayment right could result in the borrower repaying the principal on an obligation held by the Company earlier than expected. This may happen when there is a decline in interest rates, when the borrower’s improved credit or operating or financial performance allows the refinancing of certain classes of debt with lower cost debt. The yield of the Company’s investment assets may be affected by the rate of prepayments differing from the Advisor’s expectations. Assuming an improvement in the credit market conditions, early repayments of the debt held by the Company could increase. To the extent early prepayments increase, they may have a material adverse effect on the Company’s investment objectives and profits. In addition, if the Company is unable to reinvest the proceeds of such prepayments received in investments expected to be as profitable, the proceeds generated by the Company will decline as compared to the Advisor’s expectations.

Collateral Risk

The collateral and security arrangements in relation to such secured obligations as the Company may invest in will be subject to such security or collateral having been correctly created and perfected and any applicable legal or regulatory requirements which may restrict the giving of collateral or security by an obligor, such as, for example, thin capitalization, over-indebtedness, financial assistance and corporate benefit requirements. If the investments do not benefit from the expected collateral or security arrangements, this may adversely affect the value of or, in the event of default, the recovery of principal or interest from such investments made by the Company. Accordingly, any such a failure to properly create or perfect collateral and security interests attaching to the investments could have a material adverse effect on the performance of the Company, and, by extension, the Company’s business, financial condition, results of operations and net asset value.

Volatility of Loans and Debt Securities of Leveraged Companies

Leveraged companies may experience bankruptcy or similar financial distress. Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions that may be contrary to the Company’s interests. Furthermore, there are instances where creditors can lose their ranking and priority if they are considered to have taken over management of a borrower.

The reorganization of a company can involve substantial legal, professional and administrative costs to a lender and the borrower; it is subject to unpredictable and lengthy delays; and during the process a company’s competitive position may erode, key management may depart and a company may not be able to invest its capital adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, the Company could become subject to a lender’s liability claim, if, among other things, the borrower requests significant managerial assistance from the Company and it provides such assistance as contemplated by the 1940 Act.

Various laws enacted for the protection of creditors may apply to certain investments that are debt obligations, although the existence and applicability of such laws will vary between jurisdictions. For example, if a court were to find that an obligor did not receive fair consideration or reasonably equivalent value for incurring indebtedness evidenced by an investment and the grant of any security interest securing such investment, and, after giving effect to such indebtedness, the obligor: (i) was insolvent; (ii) was engaged in a business for which the assets remaining in such obligor constituted unreasonably small capital; or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court may: (a) invalidate such indebtedness and such security interest as a fraudulent conveyance; (b) subordinate such indebtedness to existing or future creditors of the obligor; or (c) recover amounts previously paid by the obligor in satisfaction of such indebtedness or proceeds of such security interest previously applied in satisfaction of such indebtedness. In addition, if an obligor in whose debt the Company has an investment becomes insolvent, any payment made on such investment may be subject to avoidance, cancellation and/or clawback as a “preference” if made within a certain period of time (which for example under some current laws may be as long as two years) before insolvency.

In general, if payments on an investment are voidable, whether as fraudulent conveyances, extortionate transactions or preferences, such payments may be recaptured either from the initial recipient or from subsequent transferees of such payments. To the extent that any such payments are recaptured, there may be a material adverse effect on the Company’s performance.

Counterparty Risk

To the extent that contracts for investment will be entered into between the Company and a market counterparty as principal (and not as agent), the Company is exposed to the risk that the market counterparty may, in an insolvency or similar event, be unable to meet its contractual obligations to the Company. The

Company may have a limited number of potential counterparties for certain of its investments, which may significantly impair the Company’s ability to reduce its exposure to counterparty risk. In addition, difficulty reaching an agreement with any single counterparty could limit or eliminate the Company’s ability to execute such investments altogether. Because certain purchases, sales, hedging, financing arrangements and other instruments in which the Company will engage are not traded on an exchange but are instead traded between counterparties based on contractual relationships, the Company is subject to the risk that a counterparty will not perform its obligations under the related contracts. Although the Company intends to pursue its remedies under any such contracts, there can be no assurance that a counterparty will not default and that the Company will not sustain a loss on a transaction as a result.

Non-U.S. Currencies and Investments

Investing in securities of non-U.S. issuers involves certain considerations comprising both risks and opportunities not typically associated with investing in securities of U.S. issuers. These considerations include changes in exchange control regulations, political and social instability, expropriation, imposition of non-U.S. taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.

Although most of the Company’s investments will be U.S. dollar denominated, any investments that are denominated in a non-U.S. currency are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. The Company may, but is not obligated to, employ hedging techniques to minimize these risks, and there can be no assurance that any such hedging strategies, if employed, will be effective.

Risks of Engaging in Hedging Transactions

Subject to application of the 1940 Act and applicable CFTC regulations, the Company may enter into hedging transactions, which may expose it to risks associated with such transactions. Such hedging may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of the Company’s portfolio positions from changes in currency exchange rates and market interest rates. Use of these hedging instruments may include counter-party credit risk.

Hedging against a decline in the values of the Company’s portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate or interest rate fluctuation that is so generally anticipated that the Company is not able to enter into a hedging transaction at an acceptable price.

The success of any hedging transactions the Company may enter into will depend on the Company’s ability to correctly predict movements in currencies and interest rates. Therefore, while the Company may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates may result in poorer overall investment performance than if the Company had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, the Company may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent the Company from achieving the intended hedge and expose it to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations.

Potential Failure to Make Follow-On Investments in Portfolio Companies

Following an initial investment in a portfolio company, the Company may make additional investments in that portfolio company as “follow-on” investments, in order to:

●	increase or maintain in whole or in part the Company’s equity ownership percentage;

●	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

●	attempt to preserve or enhance the value of the Company’s investment.

The Company may elect not to make follow-on investments or otherwise lack sufficient funds to make those investments.

The Company will have the discretion to make any follow-on investments, subject to the availability of capital resources. The failure to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and the Company’s initial investment, or may result in a missed opportunity for the Company to increase its participation in a successful operation. Even if the Company has sufficient capital to make a desired follow-on investment, it may elect not to make a follow-on investment because it may not want to increase its concentration of risk, because it prefers other opportunities or because it is inhibited by compliance with BDC requirements, or compliance with the requirements for maintenance of its RIC status.

Potential Impact of Not Holding Controlling Equity Interests in Portfolio Companies

The Company does not generally intend to take controlling equity positions in the Company’s portfolio companies. To the extent that the Company does not hold a controlling equity interest in a portfolio company, it will be subject to the risk that such portfolio company may make business decisions with which the Company disagrees, and the Stockholders and management of such portfolio company may take risks or otherwise act in ways that are adverse to the Company’s interests. Due to the lack of liquidity for the debt and equity investments that the Company typically holds in portfolio companies, the Company may not be able to dispose of its investments in the event it disagrees with the actions of a portfolio company, and may therefore suffer a decrease in the value of its investments.

Defaults by Portfolio Companies

A portfolio company’s failure to satisfy financial or operating covenants imposed by the Company or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on the portfolio company’s assets representing collateral for its obligations. This could trigger cross defaults under other agreements and jeopardize the portfolio company’s ability to meet its obligations under the debt that the Company holds and the value of any equity securities the Company owns. The

Company may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

The Company may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party to perform its obligations until it is able to remedy the force majeure event. In addition, the Company’s cost of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more companies or its assets, could result in a loss, including if the Company’s investment in such issuer is cancelled, unwound or acquired (which could be without what the Advisor considers to be adequate compensation). To the extent the Company is exposed to investments in issuers that as a group are exposed to such force majeure events, the Company’s risks and potential losses are enhanced.

Unspecified Use of Proceeds

The proceeds of this offering are intended to be used to make investments which, as of the date of the Subscription Agreement, have not been selected by the Advisor, and therefore Stockholders of the Company do not expect to have an opportunity to evaluate for themselves the relevant economic, financial and other information regarding all investments by the Company. No assurance can be given that the Company may be successful in obtaining suitable investments or that, if the investments are made, the objectives of the Company may be achieved.

Management Risk

The Company is subject to management risk because it is an actively managed investment portfolio. PIMCO will apply investment techniques and risk analysis in making investment decisions for the Company, but there can be no guarantee that these decisions will produce the desired results. Certain securities or other instruments in which the Company seeks to invest may not be available in the quantities desired. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Company. To the extent the Company employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to the Company. The Company is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Company or hinder Company operations. For example, trading delays or errors (both human and systemic) could prevent the Company from purchasing a security expected to appreciate in value. Additionally, actual or potential conflicts of interest, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO in connection with managing the Company, may cause PIMCO to restrict or prohibit participation in certain investments and may also adversely affect the ability of the Company to achieve its investment objectives.

There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO could have an adverse impact on the Company’s ability to realize its investment objectives.

In addition, the Company may rely on various third-party sources to calculate its NAV. As a result, the Company is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Company’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Company may be unable to recover any losses associated with such failures.

Dependence on Information Systems and Potential Systems Failures

PIMCO is highly dependent on its communications and information systems. System failures, breaches or cyber-attacks could significantly disrupt PIMCO’s business, which could have a material adverse effect on the results of operations and cash flows of the Company and negatively affect the Company’s ability to make distributions to Stockholders. System breaches in particular are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data, and other electronic security breaches that could result in disruptions of PIMCO’s communications and information systems, unauthorized release of confidential or proprietary information and damage or corruption of data. These events could lead to higher operating costs from remedial actions, loss of business and potential liability.

Board Participation

It is anticipated that the Company may have observation rights in or membership on the board of advisors of the majority of its Portfolio Investments. While such rights could enhance the Company’s ability to manage its investments, they are not critical to the Company’s investment philosophy and they may have the effect of impairing the ability of the Company to sell the related securities when, and upon the terms, the Company might otherwise desire, as such rights may subject the Company to legal claims it would not otherwise be subject to as an investor, including claims of breach of duty of loyalty, securities claims, and other claims related to the Company’s involvement on the board. In addition, the Company, as holder of those securities, may be precluded from selling the securities, even if desired, due to the possession of its representatives of material non-public information about the company to which the securities relate.

Other Activities of Company Management

As noted above, the management of the Company are currently engaged, and may continue to be engaged, in other philanthropic, community and business activities, and they may be required to allocate a portion of their time to engaging in such other activities. In addition, certain team members who are aligned and engaged partners of the Advisor and also providing valuable insights and relationships to the Advisor and the Company are not full-time employees.

Limited Liability and Indemnification of the Advisor

Under the Advisory Agreement, the Advisor, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, and any person controlling or controlled by the Advisor will not be liable to the Company, any subsidiary of the Company, the directors, the Stockholders or any subsidiary’s Stockholders or partners for acts or omissions performed in accordance with and pursuant to the Advisory Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that the Advisor owes to the Company under the Advisory Agreement. In addition, as part of the Advisory Agreement, the Company has agreed to indemnify the Advisor and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Company’s business and operations or any action taken or omitted on the Company’s behalf pursuant to authority granted by the Advisory Agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the Advisory Agreement. These protections may lead the Advisor to act in a riskier manner when acting on the Company’s behalf than it would when acting for its own account.

Third Party Litigation

The Company’s investment activities subject it to the normal risks of becoming involved in litigation initiated by third parties. This risk is somewhat greater where the Company exercises control or influence over a company’s direction. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments would, absent willful misconduct or gross negligence by the Advisor, be borne by the Company (to the extent not borne by the portfolio companies) and would reduce net assets or could require Stockholders to return to the Company distributed capital and earnings. The Advisor and others are indemnified in connection with such litigation, subject to certain conditions. The outcome of such proceedings may materially adversely affect the value of the Company or its investments and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Advisor’s time and attention, and that time and the devotion of these resources to litigation may, at times, be disproportionate to the amounts at stake in the litigation.

Projections

The Company may rely upon projections developed by the Advisor, a portfolio fund or an operating company, concerning the portfolio company’s or fund’s performance and potential cash flows. Projections are inherently subject to uncertainty and factors beyond the control of the Advisor or any portfolio company. The inaccuracy of certain assumptions, the failure to satisfy certain financial requirements or the occurrence of other unforeseen events could impair the ability of a portfolio company, and hence the Company, to realize projected values and cash flow.

Credit Investigation

The Company’s overall performance is heavily reliant upon the underwriting and investment analysis and performance of the Portfolio Investments. There can be no assurance that such evaluations may be complete or that the underlying due diligence may reveal all issues. Investments may fail to meet expectations projected on the basis of such evaluations due to a number of undiscovered or unanticipated factors.

Timing of Investment Returns

The Company may not always be able to realize upon its investments in a manner that produces the maximum return on such investments. A fund may elect or be required to remain invested in a manner that does not maximize returns on a given investment because of the inherent unpredictability involved in evaluating the point at which such returns are maximized. SBICs cannot make distributions to Stockholders unless permitted by the SBA which could delay distributions or impair overall returns to Stockholders.

Distribution Risk

Although the Company may seek to maintain a level distribution rate, the Company’s distribution rate may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Company performance, and other factors. For instance, during periods of low or declining interest rates, the Company’s distributable income and dividend levels may decline for many reasons. There can be no assurance that a change in market conditions or other factors will not result in a change in the Company’s distribution rate or that the rate will be sustainable in the future.

The Company’s distributions to Stockholders may be funded from expense reimbursements or waivers that are subject to repayment to the Advisor pursuant to the Expense Reimbursement Agreement. Any such distributions funded through expense reimbursements or waivers will not be based on the Company’s investment performance and can only be sustained if the Company achieves positive investment performance in future periods and/or the Advisor continues to make such reimbursements or waivers. Future repayments of amounts subject to reimbursement or waiver will reduce the distributions that Stockholders would otherwise receive in the future. There can be no assurance that the Company will achieve the performance necessary to be able to pay distributions at a specific rate or at all. The Advisor has no obligation to waive or otherwise reimburse expenses.

Failure to Fund Commitments

The Company intends to draw down against the commitments made by Stockholders. The Company’s Subscription Agreement is structured to motivate Stockholders to fund their commitments when called by permitting the Advisor to: offer the investment opportunity to other Stockholders; cause the defaulting Stockholder to sell its interest in the Company; take legal action against the defaulting Stockholder; prohibit the defaulting Stockholder from participating in future Company investments; withhold distributions made, subsequent to the Stockholder’s default, on the remaining interests until the final liquidation of the Company; require the Stockholder to share in any losses of the Company but not share in any profits; forfeit its shares or any combination thereof. There can be no assurance, however, that all Stockholders may fund their commitments in a timely manner. Failure by Stockholders to fund their commitments when called could result in the Company being precluded from an investment opportunity and could result in returns being less than might otherwise occur.

Changes to Government Policies and Regulations

Future regulatory changes at various securities industry regulatory bodies such as the SEC and legislative changes at Federal and state levels may impose on the Company stricter investment guidelines resulting in any or all of reduction of deal flow, increased reporting and compliance costs and investment restrictions. Such results may have a negative impact on the returns generated to Stockholders.

Limited Recourse

Other than as described in the Subscription Agreement, Stockholders in the Company will not have recourse to assets other than those in the Company.

Risk Associated with Portfolio Company Assets

The tangible assets held by the Company’s portfolio companies, which may be materially encumbered if the Company makes an investment, may be subject to the risks of investment in property in general. These risks include, among others, employee misconduct, strikes, theft, fire, terrorism, war, general or local economic conditions, acts of God (which may result in uninsured or uninsurable losses), and other factors which are beyond the control of portfolio company management, the Advisor, or the Company. Should any of these events occur with respect to the assets of any portfolio company, the value of the Company’s investment in such portfolio company could be adversely affected and any debt obligations secured by such assets could be accelerated if adequate insurance proceeds and/or additional collateral are unavailable.

Financial Fraud

Instances of fraud, material misrepresentations or omissions, professional negligence and/or other deceptive practices (including those committed by transaction counterparties, issuers, Portfolio Investments, Service Providers and their respective employees, officers, directors or other representatives) may undermine the Advisor’s due diligence efforts with respect to and/or negatively affect the valuation of the Company’s Portfolio Investments. If such fraud or other action or omission occurs, the Company may suffer a material loss of capital and the value of the Company’s Portfolio Investments may be adversely impacted.

Impact of COVID-19

The outbreak of coronavirus (“SARS-CoV-2”) and related respiratory disease (“COVID-19”) has led, and for an unknown period of time will continue to lead, to disruptions in local, regional, national and global markets and economies affected thereby. The COVID-19 outbreak has resulted in numerous deaths and the imposition of both local and more widespread “work from home” and other quarantine measures, mandatory closures of businesses deemed “non-essential,” border closures and other travel restrictions, a decline in consumer demand for certain goods and services, commercial disruption on a global scale, and general concern and uncertainty, all of which have caused social unrest and significant volatility in financial markets.

The ongoing spread of COVID-19 has had, and is expected to continue to have, a material adverse impact on local economies in the affected locations and also on the global economy. Many countries have reacted by instituting quarantines and travel restrictions, which has resulted in disruptions in supply chains and adversely impacted various industries, including but not limited to retail, transportation, hospitality, energy and entertainment. These developments may adversely impact certain companies and other issuers in which the Company invests and the value of the Company’s investments therein. In addition, while disruptions to the operations of the Company (including those relating to the Company and the Advisor) or the Company’s or the Advisor’s service providers are not expected, such disruptions (including through quarantine measures and travel restrictions imposed on personnel located in affected locations, or any related health issues of such personnel) could nonetheless occur. Any of the foregoing events could materially and adversely affect the Company’s ability to source, manage and divest investments and pursue investment objective and strategies. Similar consequences could arise with respect to other infectious diseases. Given the significant economic and financial market disruptions associated with the COVID-19 pandemic, the valuation and performance of the Company’s investments, and therefore shares, may be impacted adversely. The duration of the COVID-19 pandemic and its effects cannot be determined at this time, but the effects could be present for an extended period of time.

Severe Economic Consequences of Defaulting Stockholders

If Stockholders fail to fund their commitment obligations or to make required Capital Contributions when due, the Company’s ability to complete its investment program or otherwise continue operations may be substantially impaired. A Stockholder’s failure to fund such amounts when due causes that Stockholder to become a defaulting Stockholder. If a substantial number of Stockholders become defaulting Stockholders, this may severely limit opportunities for investment diversification and would likely reduce returns to the Company and restrict the Company’s ability to meet loan obligations. Any single defaulting Stockholder could cause substantial costs to be incurred by the Company if such default causes the Company to fail to meet its contractual obligations or if the Company must pursue remedial action against such Stockholder. In the event a Stockholder fails to make a required Capital Contributions when due, it may be subject to various remedies, including, without limitation, forfeiture of its right to participate in purchasing additional shares on any future drawdown date or otherwise participate in any future investments of the Company. Without limitation on the rights the Company may have against the defaulting Stockholder, the Company may call for additional Capital Contributions from non-defaulting Stockholders to make up any shortfall. The non-defaulting Stockholders could therefore be required to fund any shortfall up to their remaining Capital Commitments, without regard to the underlying value of their investment.

If the Company fails to meet its contractual obligations related to a Portfolio Investment due to a defaulting Stockholder, the relevant portfolio company may have a cause of action against the Company, which may include a claim against assets of the Company other than the Company’s interest in such portfolio company. A creditor of the Company (including a portfolio company with respect to which the Company has failed to meet its contractual obligations) will not be bound to satisfy its claims from the assets attributable to a particular Portfolio Investment and such creditor generally may seek to satisfy its claims from the assets of the Company as a whole. As a result, if a creditor’s claims relating to a particular Portfolio Investment exceed the net assets attributable to that Portfolio Investment, the remaining assets of the Company will likely be subject to such claim.

The Initial Portfolio

The Advisor exercised significant influence with respect to the terms of the Company’s Initial Portfolio, including the selection of the investments included therein. In the course of structuring the Initial Portfolio, the Advisor had the ability to decide which assets were to be included in the Initial Portfolio and the Company did not conduct arm’s-length negotiations with respect to the terms of the purchase of the Initial Portfolio. In addition, certain of the Advisor’s investment team servicing the Company are members of the investment team servicing the private funds from which the Company purchased the Initial Portfolio and may receive economic benefits as a result of the sale of the Initial Portfolio to the Company. These conflicts of interest may impact the Advisor’s decision with respect to the investments to be included in the Initial Portfolio and ultimately result in the Company not realizing the full benefits expected therefrom.

Risks Related to the Company’s Business and Structure

Regulations Governing the Company’s Operation as a BDC

The Company will not generally be able to issue and sell its Common Stock at a price below its then-current net asset value per share. Pursuant to Section 23 of the 1940 Act, the Company is required to determine the net asset value of its shares within 48 hours, excluding Sundays and holidays, prior to the sale of its shares. The Company may, however, sell Common Stock, or warrants, options or rights to acquire the Company’s Common Stock, at a price below the then-current net asset value per share of the Company’s Common Stock if the Company’s Board determines that such sale is in the Company’s best interests, and if Stockholders approve such sale. In any such case, the price at which the Company’s securities are to be issued and sold may not be less than a price that, in the determination of the Company’s Board, closely approximates the market value of such securities (less any distributing commission or discount). If the Company raises additional funds by issuing Common Stock or senior securities convertible into, or exchangeable for, its Common Stock, then the percentage ownership of Stockholders at that time will decrease, and Stockholders may experience dilution.

Restricted Ability to Enter Into Transactions with Affiliates

The 1940 Act prohibits or restricts the Company’s ability to engage in certain principal transactions and joint transactions with certain “close affiliates” and “remote affiliates.” For example, the Company is prohibited from buying or selling any security from or to any person who owns more than 25% of its voting securities or certain of that person’s affiliates (each is a “close affiliate”), or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. The Company considers the Advisor and its affiliates, to be “close affiliates” for such purposes. The Company is prohibited under the 1940 Act from participating in certain principal transactions and joint transactions with a “remote affiliate” without the prior approval of the Independent Directors. Any person that owns, directly or indirectly, 5% or more of the Company’s outstanding voting securities will be a “remote affiliate” for purposes of the 1940 Act, and the Company is generally prohibited from buying or selling any security from or to such affiliate without the prior approval of the Independent Directors.

The Company may, however, invest alongside the Advisor’s investment funds, accounts and investment vehicles in certain circumstances where doing so is consistent with the Company’s investment strategy as well as applicable law and SEC staff interpretations. For example, the Company may invest alongside such investment funds, accounts and investment vehicles consistent with guidance promulgated by the SEC staff to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Advisor, acting on the Company’s behalf and on behalf of such investment funds, accounts and investment vehicles, negotiates no term other than price. The Company may also invest alongside the Advisor’s investment funds, accounts and investment vehicles as otherwise permissible under regulatory guidance, applicable regulations and the Advisor’s allocation policy. The Company and the Advisor applied for an exemptive order from the SEC that, if granted, would permit greater flexibility beyond what is otherwise permitted by the 1940 Act. This SEC exemptive order would permit the Company to co-invest the Advisor’s investment funds, accounts and investment vehicles in the Advisor’s originated loan transactions under certain enumerated conditions if the Board determines that it would be advantageous for the Company to co-invest with investment funds, accounts and investment vehicles managed by the Advisor in a manner consistent with the Company’s investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. There can be no guarantee that the SEC will ultimately grant the Company exemptive relief to co-invest alongside other investment funds, accounts, and investment vehicles managed by the Advisor. The Advisor will allocate investment opportunities among the Company and other investment funds, accounts, and investment vehicles managed by the Advisor according to the Advisor’s investment allocation policy. Until the Company receives exemptive relief to co-invest alongside other investment funds, accounts, and investment vehicles managed by the Advisor, the Advisor may employ allocation methodologies such as a rotational allocation strategy in allocating available investment opportunities.

The Company’s allocation policy provides that allocations among the Company and investment funds, accounts and investment vehicles managed by the Advisor and its affiliates will be made pursuant to the Company’s trade allocation policy, which is designed to ensure that all accounts are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference. It is the Company’s policy to base its determinations on such factors as: the amount of cash on-hand, existing commitments and reserves, if any, the Company’s targeted leverage level, the Company’s targeted asset mix and diversification requirements and other investment policies and restrictions set by the Board or imposed by applicable laws, rules, regulations or interpretations. The Company expects that these allocation determinations will be made similarly for investment funds, accounts and investment vehicles managed by the Advisor. However, the Company can offer no assurance that investment opportunities will be allocated to the Company fairly or equitably in the short-term or over time.

In situations where co-investment with investment funds, accounts and investment vehicles managed by the Advisor is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer or where the different investments could be expected to result in a conflict between the Company’s interests and those of the Advisor’s clients, subject to the limitations described in the preceding paragraph, the Advisor will need to decide which client will proceed with the investment. Moreover, except in certain limited circumstances as permitted by the 1940 Act, such as when the only term being negotiated is price, the Company will be unable to invest in any issuer in which an investment fund, account or investment vehicle managed by the Advisor has previously invested. Similar restrictions limit the Company’s ability to transact business with its officers or directors or their affiliates. These restrictions will limit the scope of investment opportunities that would otherwise be available to the Company. If the Company is prohibited by applicable law from investing alongside the Advisor’s investment funds, accounts and investment vehicles with respect to an investment opportunity, the Company will not participate in such investment opportunity.

Potential Conflicts of Interest Risk – Allocation of Investment Opportunities

The Advisor is involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Company. The Advisor may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Company. Subject to the requirements of the 1940 Act, the Advisor intends to engage in such activities and may receive compensation from third parties for its services. The results of the Company’s investment activities may differ from those of the Company’s affiliates, or another account managed by the Company’s affiliates, and it is possible that the Company could sustain losses during periods in which one or more of the Company’s affiliates and/or other accounts managed by the Advisor or its affiliates, including proprietary accounts, achieve profits on their trading.

Potential Deterrence of Takeover Attempts

The General Corporation Law of the State of Delaware, as amended (the “DGCL”), contains provisions that may discourage, delay or make more difficult a change in control of the Company or the removal of the Company’s directors. The Company’s Certificate of Incorporation and bylaws contain provisions that limit liability and provide for indemnification of the Company’s directors and officers. These provisions and others which the Company may adopt also may have the effect of deterring hostile takeovers or delaying changes in control or management. The Company is subject to Section 203 of the DGCL, the application of which is subject to any applicable requirements of the 1940 Act. This section generally prohibits the Company from engaging in mergers and other business combinations with Stockholders that beneficially own 15% or more of the Company’s voting stock, either individually or together with their affiliates, unless the Company’s directors or Stockholders approve the business combination in the prescribed manner. The Board will adopt a resolution exempting from Section 203 of the DGCL any business combination between the Company and any other person, subject to prior approval of such business combination by the Board, including approval by a majority of directors who are not “interested persons.” If the Board does not adopt, or adopts but later repeals such resolution exempting business combinations, or if the Board does not approve a business combination, Section 203 of the DGCL may discourage third parties from trying to acquire control of the Company and increase the difficulty of consummating such an offer.

The Company has also adopted measures that may make it difficult for a third party to obtain control, including provisions of the Certificate of Incorporation that classify the Board in three classes serving staggered three-year terms, and provisions of the Certificate of Incorporation authorizing the Board to cause the issuance of additional shares of stock and to amend the Certificate of Incorporation, without Stockholder approval, to increase or decrease the number of shares of stock that the Company has authority to issue. These provisions, as well as other provisions that have been adopted in the Certificate of Incorporation and bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Company’s Stockholders.

Potential Fluctuations in the Company’s Net Asset Value

The Company’s net asset value may fluctuate over time and, consequently, a Stockholder may pay a different price per share at subsequent closings than some other Stockholders paid at earlier closings. The price per share of a subsequent closing may be above net asset value per share to take into account the amortization of organizational and offering expenses. Consequently, Stockholders in subsequent closings may receive a different number of shares for the same Capital Contribution that earlier Stockholders made depending on the net asset value at the relevant time.

Investing a Sufficient Portion of Assets in Qualifying Assets

The Company may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of the Company’s total assets are qualifying assets.

The Company believes that most of the investments that it may acquire in the future will constitute qualifying assets. However, the Company may be precluded from investing in what it believes to be attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If the Company does not invest a sufficient portion of its assets in qualifying assets, it could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent the Company, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of its position) or could require the Company to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If the Company needs to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. The Company may not be able to find a buyer for such investments and, even if a buyer is found, the Company may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

If the Company does not maintain its status as a BDC, it would be subject to regulation as a registered closed-end management investment company under the 1940 Act. As a registered closed-end management investment company, the Company would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease its operating flexibility.

Incurrence of Significant Costs as a Result of Being an Exchange Act Reporting Company

The Company will be subject to the reporting requirements under the Exchange Act. As an Exchange Act reporting company, the Company will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.

The Company is not currently required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and the Company will not be required to comply with certain of those requirements until it has been subject to the reporting requirements of the Exchange Act for a specified period of time. However, under current SEC rules, after listing the Company will be required to report on its internal control over financial reporting pursuant to Section 404. The Company will be required to review on an annual basis its internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in internal control over financial reporting. Accordingly, the Company’s internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that the Company will eventually be required to meet. In the event of a listing, the Company will address its internal controls over financial reporting and establish formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company’s organization.

Prior to a listing, the Company will begin the process of documenting its internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of internal controls over financial reporting. The Company’s independent registered public accounting firm will not be required to formally attest to the effectiveness of its internal control over financial reporting until the later of the year following its first annual report required to be filed with the SEC, or the date the Company is no longer an emerging growth company under the JOBS Act. Because the Company does not currently have comprehensive documentation of its internal controls and has not yet tested any internal controls in accordance with Section 404, the Company cannot conclude in accordance with Section 404 that it does not have a material weakness in internal controls or a combination of significant deficiencies that could result in the conclusion that the Company has a material weakness in internal controls. After a listing, the Company will, as a public entity, be required to complete its initial assessment in a timely manner. If the Company is not able to implement the requirements of Section 404 in a timely manner or with adequate compliance following a listing, the Company’s operations, financial reporting or financial results could be adversely affected. Matters impacting internal controls may cause the Company to be unable to report its financial information on a timely basis and thereby subject the Company to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of the Company’s financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of the Company’s financial statements. Confidence in the reliability of the Company’s financial statements could also suffer if the Company or its independent registered public accounting firm were to report a material weakness in the Company’s internal controls over financial reporting.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of the Company’s initial public offering of common equity securities, (ii) in which the Company has total annual gross revenue of at least $1.07 billion, or (iii) in which the Company is deemed to be a large accelerated filer, which means the market value of the Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (b) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Company remains an “emerging growth company,” it will likely take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. It is not possible to predict if prospective investors will find the Common Stock less attractive because the Company will rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company may take advantage of such extended transition periods.

Because of the exemptions from various reporting requirements provided to the Company as an “emerging growth company” and because the Company may have an extended transition period for complying with new or revised financial accounting standards, the Company may be less attractive to investors and it may be difficult for the Company to raise additional capital as and when needed. Potential investors may be unable to compare the Company with other companies in the same industry if they believe that the Company’s financial accounting is not as transparent as other companies in the industry. If the Company is perceived as being not as transparent as other companies in the industry, the Company’s financial condition and results of operations may be materially and adversely affected.

Potential Changes in Investment Objectives, Operating Policies or Strategies Without Prior Notice or Stockholder Approval

The Company’s Board will have the authority to modify or waive certain of the Company’s operating policies and strategies without prior notice (except as required by the 1940 Act) and without Stockholder approval. However, absent Stockholder approval, the Company may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC. Under Delaware law, the Company also cannot be dissolved without prior Stockholder approval. The Company cannot predict the effect any changes to its current operating policies and strategies would have on its business, operating results and value of its stock. Nevertheless, the effects may adversely affect the Company’s business and impact its ability to make distributions.

Allocation of Investment Opportunities and Related Conflicts

The Company generally will be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the independent directors of the Company (the “Independent Directors”) and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of the Company’s outstanding voting securities is an affiliate of the Company for purposes of the 1940 Act, and the Company generally will be prohibited from buying or selling any security from or to such affiliate, absent the prior approval of the Independent Directors. The 1940 Act also prohibits certain “joint” transactions with certain of the Company’s affiliates, which could include investments in the same issuers (whether at the same or different times), without prior approval of the Independent Directors and, in some cases, the SEC. If a person acquires more than 25% of the Company’s voting securities, the Company will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Company’s ability to transact business with the Company’s officers or directors or their affiliates. These prohibitions will affect the manner in which investment opportunities are allocated between the Company and other funds managed by PIMCO or its affiliates. Most importantly, the Company generally will be prohibited from co-investing with other PIMCO Accounts or affiliates of the Advisor in PIMCO-originated loans and financings unless the Company co-invests in accordance with the applicable regulatory guidance or has obtained an exemptive order from the SEC permitting such co-investment activities. Accordingly, while the Advisor intends to allocate suitable opportunities among the Company and other PIMCO Accounts or affiliates of the Advisor based on the principles described above, the prohibition on co-investing with affiliates could significantly limit the scope of investment opportunities available to the Company. In particular, the decision by PIMCO or the Advisor to allocate an opportunity to one or more PIMCO Accounts or to an affiliate of the Advisor, or the existence of a prior co-investment structure, might cause the Company to forgo an investment opportunity that it otherwise would have made. Similarly, the Company generally may be limited in its ability to invest in an issuer in which a PIMCO Account or affiliate of the Advisor had previously invested. The Company may in certain circumstances also be required to sell, transfer or otherwise reorganize assets in which the Company has invested with PIMCO Accounts or affiliates of the Advisor at times that the Company may not consider advantageous.

The Company and the Advisor are seeking an exemptive order from the SEC in order to permit the Company to co-invest with PIMCO Accounts and other affiliates of the Advisor. Subject to the terms and conditions specified in the exemptive order, the Company may be able to co-invest alongside PIMCO Accounts or affiliates of the Advisor.

Proportion of Assets that May Be Invested in Securities of a Single Issuer

The Company will be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that it will not be limited by the 1940 Act with respect to the proportion of the Company’s assets that it may invest in securities of a single issuer, excluding limitations on investments in other investment companies. To the extent that the Company assumes large positions in the securities of a small number of issuers or industries, the Company’s net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. Beyond the Company’s asset diversification requirements as a RIC under the Code, the Company does not have fixed guidelines for diversification, and the Company’s investments could be concentrated in relatively few portfolio companies. Although the Company is classified as a non-diversified investment company within the meaning of the 1940 Act, the Company maintains the flexibility to operate as a diversified investment company, and may do so for an extended period of time without limitation. In addition, investors should note that Section 13(a)(1) of the 1940 Act does not apply to BDCs and, accordingly, no Stockholder vote is required for the Company to change its status from a diversified company to a non-diversified company or vice versa. To the extent that the Company operates as a non-diversified investment company, the Company may be subject to greater risk. Unfavorable performance by a small number of Portfolio Investments could adversely affect the aggregate returns realized by Stockholders. The Company expects to invest in a number of Portfolio Investments, but such number may be insufficient to afford adequate diversification against the risk that an insufficient number of Portfolio Investments in which the Company invests may yield a return.

The Company may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. In addition, the aggregate returns the Company realizes may be significantly adversely affected if a small number of investments perform poorly or if the Company needs to write down the value of any one investment. Additionally, a downturn in any particular industry in which the Company is invested could significantly affect the Company’s aggregate returns.

Because the Company may invest significant amounts of the Company’s available capital in a single investment, any single loss may have a significant adverse impact on the Company’s capital. While the Company will generally focus on borrowers who are U.S. middle market companies, the Advisor may determine whether companies meet the foregoing criteria in its sole discretion. In addition, except as may be provided by the requirement to invest at least 70% of its assets in qualifying investments and as may be necessary to qualify as a RIC, the Company is not restricted in its ability to invest in companies of any size or in any geographical location, and may from time to time or over time invest in companies of any size or in any geographical location. The Company’s performance may be adversely affected by industry or region-specific factors.

Controlling stockholders

Upon the initial closing, the Company expects certain stockholders to own a significant portion of Common Stock. Therefore, these entities may be able to exert influence over management and policies and may have significant voting influence on votes requiring stockholder approval. This concentration of ownership may also have the effect of delaying, preventing or deterring a change of control of us, could deprive stockholders of an opportunity to receive a premium for their common stock as part of a sale of us and might ultimately affect the market price of Common stock, should a market for Common stock develop.

Cybersecurity Risk

As the use of technology has become prevalent in the course of business, the Company is susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events that may, among other things, cause the Company to lose proprietary information, suffer data corruption and/or destruction or lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the Company’s digital information systems (e.g., through “hacking” or malicious software coding), but may also result from outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users). In addition, cyber security breaches involving the Company’s third party service providers (including but not limited to advisers, administrators, transfer agents, custodians, distributors and other third parties), trading counterparties or issuers in which the Company invests can also subject the Company to many of the same risks associated with direct cyber security breaches. Moreover, cyber security breaches involving trading counterparties or issuers in which the Company invests could adversely impact such counterparties or issuers and cause the Company’s investments to lose value.

Cyber security failures or breaches may result in financial losses to the Company and its Stockholders. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Company’s ability to calculate its NAV, process Stockholder transactions or otherwise transact business with Stockholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in an attempt to prevent any cyber incidents in the future.

Like with operational risk in general, the Company has established risk management systems and business continuity plans designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Company does not directly control the cyber security systems of issuers in which the Company may invest, trading counterparties, or third party service providers to the Company. There is also a risk that cyber security breaches may not be detected. The Company and its Stockholders could be negatively impacted as a result.

Securities Act of 1933

The shares will not be registered under the Securities Act or any state securities laws. The shares will be offered and sold in the United States without registration in reliance upon the exemption contained in section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder by the SEC for transactions not involving a public offering and upon exemptions from any applicable state securities laws. Each prospective investor in the United States must be an accredited investor (as defined in Regulation D) and will be required to represent, among other customary private placement representations, that it is acquiring shares for its own account and not with a view to resale or distribution in violation of U.S. Federal or state securities laws. Further, each Stockholder must be prepared to bear the economic risk of the investment for an indefinite period, because shares will be “restricted securities” (as defined in Rule 144 under the Securities Act) and can be resold only pursuant to an offering registered under the Securities Act or an exemption from such registration requirement. It is extremely unlikely that shares will ever be registered under the Securities Act.

Securities Exchange Act of 1934

In connection with any acquisition or beneficial ownership by the Company of more than 5% of any class of equity securities of a company registered under the Exchange Act, the Company may be required to make certain filings with the SEC. Generally, these filings require disclosure of the identity and background of the purchaser, the source and amount of funds used to acquire the securities, the purpose of the transaction, the purchaser’s interest in the securities and any contracts, arrangements or undertakings regarding the securities. In certain circumstances, the Company may be required to aggregate its investment position in a given operating company with the beneficial ownership of that company’s securities by or on behalf of the Advisor and its affiliates, which could require the Company, together with such other parties, to make certain disclosure filings or otherwise restrict the Company’s activities with respect to such operating company’s securities. In addition, if the Company becomes the beneficial owner of more than 10% of any class of equity securities of a U.S. company registered under the Exchange Act or places an officer or a director on the board of directors of such a company, the Company may be subject to certain additional reporting requirements and to liability for short-swing profits under Section 16 of the Exchange Act. The Company intends to manage its investments so as to avoid the short-swing profit liability provisions of Section 16 of the Exchange Act.

Compliance with Anti-Money Laundering Requirements

In response to increased regulatory concerns with respect to the sources of funds used in investments and other activities, the Company may request prospective or existing Stockholders to provide additional documentation verifying, among other things, such Stockholder’s identity and source of funds used to purchase its shares. The Advisor may decline to accept a subscription if this information is not provided or on the basis of such information that is provided. Requests for documentation may be made at any time during which a Stockholder holds shares. In certain circumstances, the Advisor may be required to provide this information, or report the failure to comply with such requests, to Governmental authorities without notifying the Stockholder that the information has been provided. The Advisor will take such steps as may be necessary to comply with applicable law, regulations, orders, directives or special measures that may be required by Government regulators. Governmental authorities are continually considering expanding measures to implement broader anti-money laundering laws and, at this point, it is unclear what additional steps the Advisor may be required to take. These additional steps, however, may include, without limitation, prohibiting such Stockholder from making further contributions to the Company and depositing distributions to which such Stockholder would otherwise be entitled into an escrow account.

European Data Protection Legislation

The Company is subject to European laws related to privacy, data protection and information security in the jurisdictions in which it inter alia does business and/or its investors are located, including with respect to natural persons investing in the Company, the General Data Protection Regulation (EU 2016/679). As privacy, data protection and information security laws are implemented, interpreted and applied, compliance costs may increase, particularly in the context of ensuring that adequate data protection and data transfer mechanisms are in place. Compliance with current and future privacy, data protection and information security laws and regulations could significantly impact current and planned privacy and information security related practices, the collection, use, sharing, retention and safeguarding of personal data and some of the current and planned business activities. A failure to comply with such laws and regulations could result in fines, sanctions or other penalties, which could adversely affect results of operations and overall business, as well as have an impact on reputation.

Federal Income Tax Risks

RIC Qualification Risks

To obtain and maintain RIC tax treatment under Subchapter M of the Code, the Company must, among other things, meet annual distribution, income source and asset diversification requirements. If the Company does not qualify for or maintain RIC tax treatment for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Company’s net assets, the amount of income available for distribution and the amount of the Company’s distributions.

Difficulty with Paying Required Distributions

For federal income tax purposes, the Company may be required to recognize taxable income in circumstances in which it does not receive a corresponding payment in cash. For example, if the Company holds debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Company must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Company in the same taxable year. The Company may also have to include in income other amounts that it has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. The Company anticipates that a portion of its income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, the Company may elect to amortize market discount and include such amounts in its taxable income in the current year, instead of upon disposition, as an election not to do so would limit its ability to deduct interest expenses for tax purposes.

Because any original issue discount or other amounts accrued will be included in its investment company taxable income for the year of the accrual, the Company may be required to make a distribution to its Stockholders in order to satisfy the annual distribution requirement, even though the Company would not have received any corresponding cash amount. As a result, the Company may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. The Company may have to sell some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Company is not able to obtain cash from other sources, it may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax. The resulting corporate taxes could substantially reduce its net assets, the amount of income available for distribution and the amount of its distributions.

Some Investments May be Subject to Corporate-Level Income Tax

The Company may invest in certain debt and equity investments through taxable subsidiaries and the taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. The Company may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).

Certain Portfolio Investments May Present Special Tax Issues

The Company expects to invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues. U.S. federal income tax rules are not entirely clear about certain issues related to such investments such as when the Company may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Company, to the extent necessary, to distribute sufficient income to preserve its tax status as a RIC and minimize the extent to which it is subject to U.S. federal income or excise tax.

There may be potential adverse tax consequences as a result of not being treated as a “publicly offered regulated investment company”

Until and unless the Company is treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (i) shares of its common stock and preferred stock (if any) collectively are held by at least 500 persons at all times during a taxable year, (ii) shares of its common stock are treated as regularly traded on an established securities market or (iii) shares of its common stock are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act), each U.S. stockholder that is an individual, trust or estate will be treated as having received a dividend from the Company in the amount of such U.S. stockholder’s allocable share of the management and incentive fees paid to the Advisor and certain of its other expenses for the calendar year, and these fees and expenses will be treated as miscellaneous itemized deductions of such U.S. stockholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. stockholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. stockholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

There may be withholding of U.S. federal income tax on dividends for non-U.S. stockholders

Distributions by a BDC generally are treated as dividends for U.S. tax purposes, and will be subject to U.S. income or withholding tax unless the stockholder receiving the dividend qualifies for an exemption from U.S. tax, or the distribution is subject to one of the special look-through rules described below. Distributions paid out of net capital gains can qualify for a reduced rate of taxation in the hands of an individual U.S. stockholder, and an exemption from U.S. tax in the hands of a non-U.S. stockholder.

However, if reported by a RIC, dividend distributions by the RIC derived from certain interest income (such distributions, “interest-related dividends”) and certain net short-term capital gains (such distributions, “short-term capital gain dividends”) generally are exempt from U.S. withholding tax otherwise imposed on non-U.S. stockholders. Interest-related dividends are dividends that are attributable to “qualified net interest income” (i.e., “qualified interest income,” which generally consists of certain interest and OID on obligations “in registered form” as well as interest on bank deposits earned by a RIC, less allocable deductions) from sources within the United States. Short-term capital gain dividends are dividends that are attributable to net short-term capital gains, other than short-term capital gains recognized on the disposition of U.S. real property interests, earned by a RIC. However, no assurance can be given as to whether any of the Company’s distributions will be eligible for this exemption from U.S. withholding tax or, if eligible, will be reported as such by the Company. Furthermore, in the case of shares of the Company’s stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if the Company reported the payment as an interest-related dividend or short-term capital gain dividend. Since the Company’s common stock will be subject to significant transfer restrictions, and an investment in its common stock will generally be illiquid, non-U.S. stockholders whose distributions on the common stock are subject to U.S. withholding tax may not be able to transfer their shares of the common stock easily or quickly or at all.

A failure of any portion of the Company’s distributions to qualify for the exemption for interest-related dividends or short-term capital gain dividends would not affect the treatment of non-U.S. stockholders that qualify for an exemption from U.S. withholding tax on dividends by reason of their special status (for example, foreign government-related entities and certain pension funds resident in favorable treaty jurisdictions).

Legislative or Regulatory Tax Changes Could Adversely Affect Investors

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or the Stockholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in the Company’s shares or the value or the resale potential of its investments.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE ENUMERATION OR EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE MEMORANDUM AND THE SUBSCRIPTION AGREEMENT AND CONSULT WITH THEIR OWN ADVISORS BEFORE DECIDING WHETHER TO INVEST IN THE COMPANY.

Item 2. Financial Information Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

The Company was established as a Delaware corporation on December 23, 2021 and will file an election to be treated as a business development company under 1940 Act, and as a regulated investment company for federal income tax purposes. As such, the Company will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of the Company’s assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of the Company’s taxable income and tax-exempt interest. See “Item 1(b). Description of Business—Regulation as a Business Development Company” and “Item 1(b). Description of Business—Certain U.S. Federal Income Tax Consequences.”

Revenues

The Company generates revenues primarily through receipt of interest income from the Portfolio Investments the Company holds. In addition, the Company generates income from various loan origination and other fees and dividends on direct equity investments. The debt the Company invests in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be rated below investment grade.

Company Expenses

The Company expects that its primarily annual operating expenses will be the payment of the Management Fee and Administration Fee. In addition, the Company (and not PIMCO) will be responsible for certain fees and expenses that are not covered by the Advisory Agreement or Administration Agreement nor specifically assumed by the Advisor. These include salaries and other compensation or expenses, including travel expenses, of any of the Company’s executive officers, directors and employees, if any, who are not officers, directors, Stockholders, members, partners or employees of PIMCO or its subsidiaries or affiliates; taxes and governmental fees, if any, levied against the Company; brokerage fees and commissions, and other portfolio transaction expenses incurred by or for the Company (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating and structuring loans and other investments made by the Company, and any costs associated with originating loans (such as third-party sourcing fees, due diligence expenses and travel, lodging and meal expenses related thereto), asset securitizations, alternative lending-related strategies and so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments)); expenses related to SPVs (including, without limitation, overhead expenses related thereto); expenses of the Company’s securities lending (if any), including any securities lending agent fees, as governed by a separate securities lending agreement; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limitation, through the use by the Company of reverse repurchase agreements, dollar rolls/buy backs, bank borrowings, credit facilities and tender option bonds; costs, including dividend and/or interest expenses and other costs (including, without limitation, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for preferred shares or other securities issued by the Company and other related requirements in the Company’s organizational documents) associated with the Company’s issuance, offering, redemption and maintenance of preferred shares, commercial paper or other instruments (such as the use of reverse repurchase agreements, dollar rolls/buy backs, bank borrowings, credit facilities and tender option bonds) for the purpose of incurring leverage; fees and expenses of any underlying funds or other pooled vehicles in which the Company invests; expenses of any third party valuation agent engaged to assist in valuing the Company’s assets; dividend and interest expenses on short positions taken by the Company; fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for the benefit, of Directors who are not officers, employees, partners, Stockholders or members of PIMCO or its subsidiaries or affiliates; extraordinary expenses, including extraordinary legal expenses, as may arise, including, without limitation, expenses incurred in connection with litigation, proceedings, other claims, and the legal obligations of the Company to indemnify its Directors, officers, employees, Stockholders, distributors, and agents with respect thereto; fees and expenses, including legal, printing and mailing, solicitation and other fees and expenses associated with and incident to Stockholder meetings and proxy solicitations; organizational and offering expenses of the Company, including registration (including Share registration fees), legal, marketing, printing, accounting and other expenses, associated with organizing the Company in its state of jurisdiction and in connection with the initial election of the Company to be regulated under the 1940 Act and, as applicable, the initial registration of its Common Stocks under the Securities Act and fees and expenses associated with seeking, applying for and obtaining formal exemptive, no-action and/or other relief from the SEC in connection with (i) the ability of the Company to participate in certain co-investment transactions; and (ii) certain other types of exemptive relief that the Company may pursue from the SEC in the future except as otherwise provided as an expense of PIMCO, expenses incurred in connection with a Stockholder that defaults in respect of a Capital Commitment; allocated costs incurred by PIMCO in providing managerial assistance to those companies in which the Company has invested who request it; all other expenses incurred by the Company in connection with maintaining its status as a BDC; expenses payable under any underwriting agreement, including associated fees, expenses and any indemnification obligations; any expenses allocated or allocable to a specific class of Common Stocks, including, as applicable, sub-transfer agency expenses and distribution and/or service fees paid pursuant to a Rule 12b-1 or similar plan adopted by the Board of the Company for a particular share class (if any); the Company’s pro rata portion of the fidelity bond required by Section 17(g) of the 1940 Act, or other insurance premiums (including costs relating to directors’ and officers’ liability insurance and errors and omissions insurance); all fees, costs, expenses, and liabilities relating to currency hedging and portfolio hedging transactions; all fees, costs, expenses and liabilities of liquidating the Company; all fees, costs, expenses and liabilities that are specific to the operations of the Company; and all expenses of the Company that are capitalized in accordance with generally accepted accounting principles.

The Services Company and/or other affiliated Service Providers may provide services in addition to those listed in this Registration Statement, and if the costs of those services could be Company expenses if provided by a third-party service provider then they will be Company expenses when provided by the Services Company and/or any other affiliated Service Provider. Fees paid to the Services Company (and other affiliated Service Providers (including Dual Service Providers)) will not offset or otherwise reduce the fees payable to the Advisor.

Expense Reimbursement Agreement

The Company has entered into the Expense Reimbursement Agreement with the Advisor. The Advisor may elect to make certain Expense Payments on the Company’s behalf, provided that no portion of the payment will be used to pay any of the Company’s interest expense. The Advisor has agreed to make Expense Payments on the Company’s behalf through June 30, 2025.

Following any calendar month in which Available Operating Funds (defined below) exceed the cumulative distributions accrued to the Company’s Stockholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess, “Excess Operating Funds”), the Company shall pay Excess Operating Funds, or a portion thereof, to the Advisor until such time as all Expense Payments made by the Advisor to or on behalf of the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net “investment company taxable income”, as defined by the Code, which generally includes net ordinary income and net short-term taxable gains reduced by net long-term capital losses, (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) distributions and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above). No Reimbursement Payment for any calendar month will be made if the Company’s Operating Expense Ratio (defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The “Operating Expense Ratio” is calculated by dividing all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies, less organizational and offering expenses, base management fees owed to the Advisor, and interest expense, by the Company’s average net assets.

The Expense Reimbursement Agreement may require the Company to repay the Advisor for previously waived reimbursement of Expense Payments under certain circumstances. The previously waived expenses are potentially subject to repayment by the Company, if at all, within a period not to exceed three years from the date of the relevant waiver.

Hedging

The Company may enter into currency hedging contracts, interest rate hedging agreements such as futures, options, swaps and forward contracts, and credit hedging contracts, such as credit default swaps. However, no assurance can be given that such hedging transactions will be entered into or, if they are, that they will be effective.

Financial Condition, Liquidity and Capital Resources

The Company intends to generate cash from (1) future offerings of the Company’s Common Stock (or preferred stock), (2) cash flows from operations and (3) borrowings from banks or other lenders. The Company may enter into bank debt, credit facility or other financing arrangements on at least customary market terms; however, the Company cannot assure it will be able to do so.

The Company’s primary use of cash will be for (1) investments in portfolio companies and other investments to comply with certain portfolio diversification requirements, (2) the cost of operations (including paying the Advisor), (3) debt service of any borrowings and (4) cash distributions to the holders of the Company’s Common Stock.

Initial Portfolio

The Company will acquire, prior to the time the Company elects to be regulated as a BDC, the Initial Portfolio of investments by purchasing certain investments owned and held by private funds managed by the Advisor or its affiliates. The Initial Portfolio will be comprised of funded debt investments, future funding obligations and may include warrants associated therewith. There are no material differences between the origination and investment standards used in the acquisition of the investments the Company will acquire for the Initial Portfolio and the origination and investment standards to be employed by the Advisor on the Company’s behalf going forward.

Critical Accounting Policies

Basis of Accounting

The preparation of these financial statements is in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and accordingly follows the investment company accounting and reporting guidance of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies.

Quantitative and Qualitative Disclosures About Market Risk

The Company is subject to financial market risks, including changes in interest rates. The Company plans to invest primarily in illiquid debt securities of private companies. Most of the Company’s investments will not have a readily available market price, and the Company will value these investments at fair value as determined in good faith by the Board in accordance with the Company’s valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each Portfolio Investment while employing a consistently applied valuation process for the types of investments the Company makes.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash on deposit with major financial institutions. The Company places its cash with high credit quality institutions to minimize credit risk exposure.

Organizational Costs

Organizational costs to establish the Company are charged to expense as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company. The Advisor may elect to pay certain organizational costs of the Company on the Company’s behalf and for which the Company reimburses the Advisor. If the Company is dissolved prior to the full reimbursement of the organizational costs, the Advisor shall not seek reimbursement of any remaining amounts upon dissolution. The Company has entered an Expense Reimbursement Agreement with the Advisor pursuant to which the Advisor may elect to pay certain Company Expenses Payments on the Company’s behalf and the Company may be required to repay the Advisor from its excess operating funds until such time as all Expense Payments made by the Advisor on behalf of the Company within three years have been reimbursed. These expenses consist primarily of legal fees and other costs of organizing the Company.

Contractual Obligations

The Company intends to enter into certain contracts under which it will have material future commitments. The Company will enter into the Advisory Agreement with the Advisor. The Advisor will agree to serve as the Company’s investment adviser in accordance with the terms of the Advisory Agreement. Payments under the Advisory Agreement in each reporting period will consist of the base Management Fee equal to a percentage of the value of the Company’s net assets.

The Company will enter into an Administration Agreement with the Administrator pursuant to which the Administrator will furnish the Company with certain of the administrative services necessary to conduct its day-to-day operations. The Administrator will be paid the Administration Fee calculated and payable monthly in arrears as of the close of business in New York. New York, on the last Business Day of each month in amount equal to [0.15]% per annum of the Company’s total net assets. If any of the Company’s contractual obligations discussed above is terminated, the Company’s costs may increase under any new agreements that the Company enters into as replacements. The Company would also likely incur expenses in locating alternative parties to provide the services it expects to receive under the Advisory Agreement and Administration Agreement.

The Company may become a party to financial instruments with off-balance sheet risk in the normal course of its business to meet the financial needs of its portfolio companies. These instruments may include commitments to extend credit and involve, to varying degrees, elements of liquidity and credit risk in excess of the amount recognized in the balance sheet. As of the date of the Company’s most recent financial statements, the Company was not party to any off-balance sheet arrangements.

Revenue Recognition

The Company records interest income on an accrual basis to the extent that the Company expects to collect such amounts. For loans and debt securities with contractual PIK interest, which represents contractual interest accrued and added to the principal balance, the Company generally will not accrue PIK interest for accounting purposes if the portfolio company valuation indicates that such PIK interest is not collectible. The Company does not accrue as a receivable interest on loans and debt securities for accounting purposes if it has reason to doubt its ability to collect such interest. Loan origination fees, market discounts or premiums are accreted or amortized using the effective interest method as interest income. The Company records prepayment premiums on loans and debt securities as interest income.

Offering Costs

Offering costs in connection with the offering of Common Stocks of the Company are capitalized as a deferred charge and amortized to expense on a straight-line basis over 12 months from the commencement of operations, which has not yet occurred. The Advisor may elect to pay certain offering costs of the Company on the Company’s behalf and for which the Company reimburses the Advisor. If the Company is dissolved prior to the full reimbursement of the offering costs, the Advisor shall not seek reimbursement of any remaining amounts upon dissolution. The Company has entered an Expense Reimbursement Agreement with the Advisor pursuant to which the Advisor may elect to pay certain Company Expenses Payments on the Company’s behalf and the Company may be required to repay the Advisor from its excess operating funds until such time as all Expense Payments made by the Advisor on behalf of the Company within three years have been reimbursed.

These expenses consist primarily of legal fees and other costs incurred with Company’s share offerings, the preparation of the Company’s registration statement, and registration fees.

New Accounting Pronouncements

Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Item 3. Properties

The Company’s principal executive office at 650 Newport Center Drive, Newport Beach, CA, 92660. The Company does not own any real estate. The Company’s believes its present facilities are adequate to meet the Company’s current needs. If new or additional space is required, the Company believes that adequate facilities are available at competitive prices in the same area.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The Company has not yet commenced commercial activities and will not do so until the initial closing date. The Advisor has contributed an initial $1,000 capital contribution to us in exchange for 100 shares. The Company will not raise additional capital prior to the initial closing date, at which point the Company will raise capital from the issuance of privately offered shares.

Item 5. Directors and Executive Officers.

The business and affairs of the Company are managed under the direction and oversight of the Board. The Board consists of [    ] members, [    ] of whom are Independent Directors. The Board appoints the officers, who serve at the discretion of the Board. The responsibilities of the Board include quarterly valuation of the Company’s assets, corporate governance activities, oversight of the Company’s financing arrangements and oversight of the Company’s investment activities.

The Board is responsible for the oversight of the Company’s investment, operational and risk management activities. The Board reviews risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Advisor as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with the Company’s investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of the Company’s investments.

Board of Directors and Executive Officers

[    ], an Interested Director, serves as Chair of the Board. The Board believes that its leadership structure is appropriate because the structure allocates areas of responsibility among the individual directors and the committees in a manner that enhances effective oversight.

The Board is divided into three classes. Each class of directors holds office for a three-year term. However, the initial members of the three classes will have initial terms of one, two and three years, respectively. At each annual meeting of Stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election.

Each director holds office for the term to which he or she is elected or appointed and until his or her successor is duly elected and qualifies, or until his or her earlier death, resignation, retirement, disqualification or removal.

Directors

The address for each director is c/o PIMCO Capital Solutions BDC Corp., 650 Newport Center Drive, Newport Beach, CA, 92660.

The following information regarding the Board is as of [    ]:

Name	Age	Position	Class	Director Since
Interested Directors
[●]	[●]	Director	I	2022
Independent Directors
[●]	[●]	Independent Director	III	2022
[●]	[●]	Independent Director	I	2022
[●]	[●]	Independent Director	II	2022

Executive Officers who are not Directors

The following information regarding the executive officers who are not directors is as of [    ]:

Name	Age	Position
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]

Biographical Information

Directors

Interested Director

[BIOGRAPHICAL INFORMATION]

Independent Directors

[BIOGRAPHICAL INFORMATION]

Executive Officers Who Are Not Directors

[BIOGRAPHICAL INFORMATION]

Committees of the Board

The Board has established an Audit Oversight Committee, Valuation Oversight Committee, and a Nominating and Corporate Governance Committee, and may establish additional committees in the future. All directors are expected to attend at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they serve. The Company requires each director to make a diligent effort to attend all Board and committee meetings as well as each annual meeting of Stockholders.

Valuation Oversight Committee

The Board has established a Valuation Oversight Committee, currently consisting of [●] and [●]. [●] is the Chair of the Valuation Oversight Committee. The Valuation Oversight Committee has been delegated responsibility by the Board for overseeing determination of the fair value of the Fund’s portfolio securities and other assets on behalf of the Board in accordance with the Fund’s valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of the Fund’s portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Fund’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board.

Audit Oversight Committee

The Audit Oversight Committee is currently composed of all Independent Directors. [●] serves as Chair of the Audit Oversight Committee. [The Board has determined that [●] is an “Audit Oversight Committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.] Messrs. [●], and [●] meet the current requirements of Rule 10A-3 under the Exchange Act. The Audit Oversight Committee operates pursuant to a charter approved by the Board, which sets forth the responsibilities of the Audit Oversight Committee. The Audit Oversight Committee’s responsibilities include selecting the Company’s independent registered public accounting firm; reviewing with such independent registered public accounting firm the planning, scope and results of their audit of the Company’s financial statements; pre-approving the fees for services performed; reviewing with the independent registered public accounting firm the adequacy of internal control systems; reviewing the Company’s annual audited financial statements; overseeing internal audit staff, if any, and periodic filings; and receiving the Company’s audit reports and financial statements.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate governance committee are the Independent Directors. [●] serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting, researching and nominating directors for election by the Company’s Stockholders, selecting nominees to fill vacancies on the board or a committee of the board, developing and recommending to the board a set of corporate governance principles and overseeing the evaluation of the board and management.

The Nominating and Corporate Governance Committee seeks candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and its Stockholders. In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee takes into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

●	are of high character and integrity;

●	are accomplished in their respective fields, with superior credentials and recognition;

●	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

●	have sufficient time available to devote to the Company’s affairs;

●	are able to work with the other members of the Board and contribute to the Company’s success;

●	can represent the long-term interests of the Company’s Stockholders as a whole; and

●	are selected such that the Board represents a range of backgrounds and experience.

The Nominating and Corporate Governance Committee takes diversity of a particular nominee and overall diversity of the Board into account when considering and evaluating nominees for Trustee. While the Nominating and Corporate Governance Committee has not adopted a particular definition of diversity, when considering a nominee’s and the Board’s diversity, the Nominating and Corporate Governance Committee may consider the manner in which each nominee’s professional experience, education, expertise in matters that are relevant to the oversight of the Company (e.g., investment management, distribution, accounting, trading, compliance, legal), general leadership experience, and life experience are complementary and, as a whole, contribute to the ability of the Board to oversee the Company.

Item 6. Executive Compensation.

(a)    Compensation of Executive Officers

None of the Company’s officers receives direct compensation from the Company.

(b)    Compensation of Directors

The Company’s Independent Directors’ annual fee is $[●]. The Independent Directors also receive reimbursement of reasonable out-of-pocket expenses incurred expenses incurred in connection with attending each regular Board meeting, each special meeting, and each committee meeting attended. No compensation is expected to be paid to directors who are “interested persons” with respect to us, as such term is defined in Section 2(a)(19) of the 1940 Act.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

(a)    Transactions with Related Persons; Review, Approval or Ratification of Transactions with Related Persons

The Company will enter into a number of business relationships with affiliated or related parties, including the Advisory Agreement and the Administration Agreement.

In addition to the aforementioned agreements, the Company may rely on exemptive relief, if granted to the Company, the Advisor, and PIMCO, which would permit the Company to co-invest with other funds managed by PIMCO in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as any regulatory requirements and other pertinent factors.

Various potential and actual conflicts of interest may arise from the overall investment activities of the Advisor and PIMCO for their own accounts and for the accounts of others. The conflicts of interest that may be encountered by the Company include those discussed below and elsewhere throughout this Registration Statement, although such discussions do not describe all of the conflicts that may be faced by the Company. Dealing with conflicts of interest is complex and difficult, and new and different types of conflicts may subsequently arise.

Conflicts of Interest

From time to time, potential and actual conflicts of interest may arise between an investment professional’s management of the investments of the Company, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of the Advisor’s other business activities and the Advisor’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by an investment professional might have similar investment objectives or strategies as the Company or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Company. The other accounts might also have different investment objectives or strategies than the Company. Potential and actual conflicts of interest may also arise as a result of the Advisor serving as investment adviser to accounts that invest in the Company. In this case, such conflicts of interest could in theory give rise to incentives for the Advisor to, among other things, vote proxies or other consents of the Company in a manner beneficial to the investing account but detrimental to the Company. Conversely, the Advisor’s duties to the Company, as well as regulatory or other limitations applicable to the Company, may affect the courses of action available to the Advisor-advised accounts (including certain funds) that invest in the Company in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause the Advisor to restrict or prohibit participation in certain investments.

Conflicts like those described above may also occur between Clients (as defined below), on the one hand, and PIMCO, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because the Advisor is affiliated with Allianz SE, a large multinational financial institution, conflicts similar to those described above may occur between the Company and other accounts managed by PIMCO or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from the Advisor, may take actions that are adverse to the Advisor’s Clients. In many cases, the Advisor will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance or the performance of the Company or other accounts managed by the Advisor. Because certain Clients are affiliates of the Advisor or have investors who are affiliates or employees of the Advisor, the Advisor may have incentives to resolve conflicts of interest in favor of these Clients over other Clients. In addition, certain regulatory or internal restrictions may prohibit the Advisor from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz SE) because of the applicability of certain laws and regulations or internal Allianz SE policies applicable to the Advisor, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, the Advisor, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).

Knowledge and Timing of Company Trades.

A potential conflict of interest may arise as a result of an investment professional’s day-to-day management of the Company. Because of their positions with the Company, the investment professional’s know the size, timing and possible market impact of the Company’s trades. It is theoretically possible that the investment professionals serving the Company could use this information to the advantage of other accounts they manage and to the possible detriment of the Company.

Investment Opportunities.

A potential conflict of interest may arise as a result of the portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for both the Company and other accounts managed by the Advisor (each a “Client,” and collectively, the “Clients”), but may not be available in sufficient quantities for all accounts to participate fully. In addition, regulatory issues applicable to the Advisor or the Company or other accounts may result in the Company not receiving securities that may otherwise be appropriate for it. In addition, regulatory issues applicable to the Advisor or the Company or other accounts may result in the Company not receiving securities that may otherwise be appropriate for it. Similarly, there may be limited opportunity to sell an investment held by the Company and another account. The Advisor has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

Under the Advisor’s allocation procedures, investment opportunities are allocated among various investment strategies based on individual account investment guidelines and the Advisor’s investment outlook. The Advisor has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Company and certain pooled investment vehicles, including investment opportunity allocation issues.

From time to time, the Advisor may take an investment position or action for a Client that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients, including Clients that are the Advisor affiliates, in which the Advisor has an interest, or which pays the Advisor higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. The subsequent short sale may result in a decrease in the price of the security that the other Client holds. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client.

When the Advisor implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.

Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, the Advisor may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client

In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.

Further, potential conflicts may be inherent in the Advisor’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client. Conflicts potentially limiting the Company’s investment opportunities may also arise when the Company and other Clients invest in different parts of an issuer’s capital structure, such as when the Company owns senior debt obligations of an issuer and other Clients own junior tranches of the same issuer. In such circumstances, decisions over whether to trigger an event of default, over the terms of any workout, or how to exit an investment may result in conflicts of interest. In order to minimize such conflicts, a portfolio manager may avoid certain investment opportunities that would potentially give rise to conflicts with other Clients or the Advisor may enact internal procedures designed to minimize such conflicts, which could have the effect of limiting the Company’s investment opportunities. Additionally, if the Advisor acquires material non-public confidential information in connection with its business activities for other Clients, an investment professional may be restricted from purchasing securities or selling securities for the Company. Moreover, the Company or other accounts managed by the Advisor may invest in a transaction in which one or more other funds or accounts managed by the Advisor are expected to participate, or already have made or will seek to make, an investment. Such funds or accounts may have conflicting interests and objectives in connection with such investments, including, for example and without limitation, with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment, and the timeframe for, and method of, exiting the investment. Additionally, a fund or other account managed by the Advisor may take an investment position or action that may be different from, or inconsistent with, an investment position or action taken by another fund or other account managed by the Advisor having similar or differing investment objectives. These positions and actions may adversely impact the Company. For example, the Company may buy a security and another fund or other account managed by the Advisor may establish a short position in that same security or in another security issued by the same issuer. The subsequent short sale may result in a decrease in the price of the security that the first fund holds. When making investment decisions where a conflict of interest may arise, the Advisor will endeavor to act in a fair and equitable manner as between the Company and other Clients; however, in certain instances the resolution of the conflict may result in the Advisor acting on behalf of another Client in a manner that may not be in the best interest, or may be opposed to the best interest, of the Company.

In each of the situations described above, the Advisor may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, the Advisor may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, decisions over items such as whether to make the investment or take an action, proxy voting, corporate reorganization, how to exit an investment, or bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout) may result in conflicts of interest. Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior debt holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases the Advisor may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on the Advisor, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, the Advisor may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, the Advisor may take actions or refrain from taking actions in order to mitigate legal risks to the Advisor or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.

Additionally, certain conflicts may exist with respect to investment professionals who make investment decisions on behalf of several different types of Clients. Such investment professionals may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.

From time to time, the Advisor personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a the Advisor employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by the Advisor or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. The Advisor has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients).

The Advisor maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to the Advisor’s business activities. The Advisor may restrict trading in an issuer’s securities if the issuer is on a restricted list or if the Advisor has MNPI about that issuer. In some situations, the Advisor may restrict Clients from trading in a particular issuer’s securities in order to allow the Advisor to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. The Advisor may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases the Advisor may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if the Advisor is seeking to limit receipt of MNPI.

The Advisor may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. The Advisor, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by the Advisor on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.

The foregoing is not a complete list of conflicts to which the Advisor or Clients may be subject. The Advisor seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable the Advisor policies and procedures, and applicable laws. Clients (and investors in the Company) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests. The Advisor will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay the Advisor higher fees or performance fees or in which the Advisor or its affiliates have a significant proprietary interest. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.

Performance Fees.

An investment professional may advise certain accounts with respect to which the management fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the investment professional in that the investment professional may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Company. The Advisor has adopted policies and procedures reasonably designed to allocate investment opportunities between the Company and certain pooled investment vehicles on a fair and equitable basis over time.

Certain service providers to the Company are expected to be owned by or otherwise related to or affiliated with a Client, and in certain cases, such service providers are expected to be, or are owned by, employed by, or otherwise related to, the Advisor, Allianz SE, their affiliates and/or their respective employees, consultants and other personnel. The Advisor may, in its sole discretion, determine to provide, or engage or recommend an affiliate of the Advisor to provide, certain services to the Company, instead of engaging or recommending one or more third parties to provide such services. Subject to the governance requirements of a particular fund and applicable law, the Advisor or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, the Advisor faces a conflict of interest when selecting or recommending service providers for the Company. Fees paid to an affiliated service provider will be determined in the Advisor’s commercially reasonable discretion, taking into account the relevant facts and circumstances, and consistent with the Advisor’s responsibilities. Although the Advisor has adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures (which may be modified or terminated at any time in the Advisor’s sole discretion) will be successful.

Receipt of Transaction Fees.

Subject to applicable law including the terms of any exemptive relief that may be received by the Company, PIMCO and its affiliates or other Clients may receive origination, commitment, documentation, structuring, facility, monitoring, amendment, refinancing, administrative agent and/or other fees from portfolio investments in which the Company invests or proposes to invest. The potential for PIMCO and its affiliates to receive such economic benefits creates conflicts of interest as PIMCO and its affiliates and other Clients have an incentive to invest in portfolio investments that provide such benefits.

Service Providers

The Services Company and PIMCO Investments LLC currently act as Service Providers. PIMCO Investments LLC may also in the future provide additional portfolio services, including capital markets and investment banking-related services.

This registration statement only discusses certain examples of Service Providers and related portfolio services; such examples are not exhaustive or comprehensive, and Service Providers will provide other categories and types of portfolio services (including those other than organizational, investment-related, asset management-related, or capital markets and investment banking-related services).

It is expected that in certain instances, there may be formal arrangements with Service Providers (which may or may not be terminable upon notice by any party), while in other cases the relationships may be more informal, depending on the nature of the services. In certain instances, Service Providers will receive compensation regardless of whether a Portfolio Investment is consummated (including pursuant to retainers and expense reimbursement), although it is also possible that they may be uncompensated unless and until a formal engagement with a Portfolio Investment develops.

The Company expects to utilize or otherwise engage in transactions with, and to invest in entities that utilize or otherwise engage in transactions with, Service Providers that are, or are owned by, affiliated with or otherwise related to, the Company, other clients of the Advisor, the Advisor, any affiliate of the Advisor or their respective personnel. For example, the Company may acquire loans from an affiliated origination company or other affiliated entity, utilize an affiliated servicer to service loans, and utilize an affiliated collateral or program manager, as applicable (depending on whether such loans are held directly or indirectly through a securitization). Certain portfolio services will be provided by Dual Service Providers. Fees paid to Service Providers (including Dual Service Providers) will not reduce or otherwise offset the Management Fee or Administration Fee.

Some portfolio services provided by Service Providers may be substantially similar to services provided by the Advisor. The Advisor will determine in its sole discretion whether a service should be properly borne, directly or indirectly, by the Advisor or should be borne, directly or indirectly, by the Company, which will present such conflicts as described herein. Such determinations will be binding upon the Company and Stockholders.

The Advisor will have an incentive to retain Service Providers and have them paid by the Company rather than hiring employees or otherwise paying for these services out of its own resources, particularly since the fees, costs, expenses and liabilities of these parties may be substantial. There can be no assurance that any of the Service Providers will continue to serve in such roles for the expected duration of their engagement. Outsourcing services may not occur universally for all of the Advisor’s clients and, accordingly, certain costs may be incurred by the Company for a Service Provider that are not incurred for comparable services by other funds managed by the Advisor or its affiliates. The decision by the Advisor to initially perform a service for the Company in-house does not preclude a later decision to outsource such services (or any additional services) in whole or in part to a Service Provider in the future. Moreover, many agreements with Service Providers will provide for the indemnification by the Company, or the Advisor on behalf of the Company, of a Service Provider against certain costs and liabilities, which may have the effect of reducing the Advisor’s potential costs and obligations. In addition, if the Company utilizes a Service Provider that the Advisor, its clients and/or its affiliates have an option to acquire, the Advisor may be incentivized to have the Company provide substantial compensation or take other measures with respect to such Service Provider in order to facilitate such acquisition or enable the prospective purchasers to acquire the Service Provider on more favorable terms.

The Advisor will have the discretion to recommend to the Company or a Portfolio Investment that it retain or utilize an affiliated Service Provider (including a Dual Service Provider). This, and the Company’s involvement with affiliated Service Providers generally, subjects the Advisor to conflicts of interest.    Although the Advisor intends to select Service Providers that it believes are aligned with the Company’s investment objective and strategy that will enhance Portfolio Investment performance, the Advisor will have an incentive to recommend a related or other person, because of its financial or business interest. Additionally, there is a possibility that the Advisor, because of such incentive or for other reasons, will favor such retention or continuation with such affiliated Service Provider even if a better price and/or quality of service provider could be obtained from another Service Provider. Whether or not the Advisor receives a financial or other benefit from recommending such affiliated Service Provider, and whether or not the Advisor seeks to obtain a market rate for such services to be provided by the affiliated Service Provider, there can be no assurance that no other Service Provider is more qualified to provide the applicable services or could provide such services at lesser cost. In addition, Service Providers will not be required to provide services “at cost” and therefore may earn a profit from providing services to the Company. For example, (i) while the Advisor will have an incentive to cause the Company to utilize affiliated Service Providers, there can be no guarantee that such Service Providers will have a positive impact on the Company or its investments, or that they will produce results better than unaffiliated Service Providers; (ii) the Advisor will be less incentivized to pursue remedies and enforce rights against an affiliated Service Provider as compared to an unaffiliated Service Provider; (iii) the Advisor will be incentivized to utilize an affiliated Service Provider in order to support such entity, benefit or reduce amounts owed by the other users of or purchasers from such entity, and/or benefit the Advisor-affiliated owners of such entity (which may not include the Company), including by generating fees or other compensation paid to such entity (which fees or other compensation, including any profit associated therewith, earned by affiliated Service Providers (and, if applicable, the Investment-Manager affiliated owners of any such entity) for Portfolio Services in respect of the Company, are not expected to be shared with the Company or Stockholders and will not offset the Management Fee or Administration Fee); (iv) while the amounts paid to and engagement terms with any Service Provider that is an affiliate of the Advisor will be determined in the Advisor’s commercially reasonable discretion, taking into account the relevant facts and circumstances and consistent with the responsibilities of the Advisor, the Advisor will still be incentivized to agree to more favorable compensation and other terms with an affiliated Service Provider than with an unaffiliated Service Provider, and such terms will not necessarily be confirmed as being comparable to the market rates for such services; (v) subject to applicable law, if the Company acquires or sells an interest in an affiliated Service Provider via cross trade with another Advisor affiliate, such investment may be illiquid and difficult to value, and such valuation will result in conflicts of interest; (vi) to the extent any such Service Provider is owned by or services multiple Advisor-affiliated entities, the allocation of opportunities and expenses among the relevant entities will require the exercise of discretion; and (vii) with respect to Dual Service Providers, the apportionment of working time and/or other services and the determination of amounts charged will be subject to the Advisor’s discretion and involve conflicts of interest. In addition, any such Service Provider may have duties to parties other than the Company, and the Company will not be able to control or influence the standards or actions of such Service Provider notwithstanding its affiliation. Any such affiliated Service Provider may also be acquired by one or more third parties or an Advisor affiliate, which could reduce or eliminate any benefits the Company previously received by virtue of its prior affiliation.

The Company will bear its allocable share of the costs of Dual Service Providers. These costs include compensation and allocable overhead, and will be allocated in the Advisor’s discretion. Compensation will generally include salary and bonus (including any incentive-based compensation), payroll taxes, and healthcare and other benefit costs. Overhead will generally include rent, property taxes, technology costs, compensation of support personnel, the costs of computer and other systems, and utilities allocated to workspaces and shared spaces used by Dual Service Providers. Dual Service Providers will allocate their time and/or costs among the Advisor, its affiliates and the applicable entities, including the Company, for which such person provides portfolio services. The Advisor will rely on these allocations in apportioning the costs of Dual Service Providers among the Advisor, its affiliates, the Company and other entities. Because the allocations rely on information and estimates from various individuals, including estimates of applicable time and/or costs spent on particular work, the allocations will not be exact. The Company’s use of Dual Service Providers means that the Company will bear (directly or indirectly) a portion of the compensation and overhead paid to employees of the Advisor and its affiliates and which would otherwise be borne by the Advisor and its affiliates. Therefore, the Advisor has an incentive to cause the Company to rely on Dual Service Providers, as doing so will reduce the expenses borne by the Advisor, increasing the Advisor’s profitability.

The Company’s Service Providers or their affiliates may provide goods or services to, or have business, personal, financial or other relations with, the Advisor, the Advisor’s advisory clients and/or their respective portfolio investments. Such Service Providers may be investors in the Company, sources of investment opportunities or co-investors or commercial counterparties. Additionally, certain employees of the Advisor may be an employee of or have family members or relatives employed by such Service Providers. These relationships may influence the Advisor in deciding whether to select or recommend such Service Providers to perform services for the Company or Portfolio Investments.

Regardless of the relationship a Service Provider has to the Advisor, the Company will bear the fees, costs, expenses and liabilities related to such services. This will create an incentive for the Advisor to select Service Providers based on the potential benefit to the Advisor rather than to the Company. In many cases, the Advisor expects to engage the same Service Provider to provide services to the Company that also provides services to other funds and/or clients advised and/or managed by the Advisor. For example, a law firm may at the same time act as legal counsel to the Company, to other funds and/or clients advised and/or managed by the Advisor, and/or to the Advisor or its affiliates, which creates a potential conflict of interest to the extent the interests of the Company, such other accounts and/or the Advisor are not aligned.

Furthermore, the Company expects to make Portfolio Investments from time to time in companies that will provide services to the Advisor and its affiliates (including the Company), as well as other clients of the Advisor. Subject to the Company’s investment objectives, the Advisor is also likely to cause the Company to enter into such arrangements for various economic reasons or other considerations, including with the intention of providing the Advisor, its clients and/or its affiliates access to a variety of technical, financial, administrative and other services that may or may not be generally available in the market.

To the extent any Service Provider in which the Company, the Advisor, its clients and/or its affiliates have made an investment provides services to a third party, these relationships may give rise to additional conflicts of interest. For example, such third party may compete for the same investment opportunities being serviced by the Advisor and its affiliates.

Certain affiliates of the Advisor (in particular, the Company’s placement agent, PIMCO Investments) act as broker-dealers and may manage or otherwise participate in underwriting syndicates and/or selling groups with respect to investments of the Company, including in connection with mergers, acquisitions and restructurings, or otherwise be involved in the private placement of debt or equity securities or instruments issued by the Company’s investments. Similarly, these affiliates may arrange or provide financing for such investments alone or with other lenders, which could include the Company and other funds and accounts managed by the Advisor or its affiliates. Affiliated broker-dealers could, as a consequence of such activities, hold positions in instruments and securities issued by the Company’s investments and engage in transactions that could be appropriate investments for the Company. In addition, it is possible that through these activities the Advisor and/or its affiliates will come into the possession of information that limits the Company’s ability to engage in potential transactions. Subject to applicable law, affiliated broker-dealers engaging in such activities will generally receive underwriting fees, placement commissions, financing fees, interest payments or other compensation with respect to such activities, which are not required to be shared with the Company or Stockholders and which will not reduce or otherwise offset the Management Fee or Administration Fee. Where an affiliated broker-dealer serves as underwriter with respect to an investment’s securities, the Company will generally be subject to a “lock-up” period following the offering under applicable regulations or agreements during which time its ability to sell any securities that it continues to hold is restricted. This could prejudice the Company’s ability to dispose of such securities at an opportune time.

In addition, in circumstances where an investment of the Company becomes distressed and the participants in an offering undertaken by such investment have a valid claim against the underwriter, the Company would have a conflict in determining whether to sue an affiliated broker-dealer. In circumstances where an unaffiliated broker-dealer has underwritten an offering, the issuer of which becomes distressed, the Company will also have a conflict in determining whether to bring a claim on the basis of concerns regarding the Advisor’s and/or its affiliates’ relationship with the broker-dealer.

The Advisor’s relationship with affiliated broker-dealers gives rise to conflicts of interest between it and funds and accounts, including the Company, managed by the Advisor or its affiliates that have an interest in any investments of the Company with respect to which an affiliated broker-dealer may provide services. In general, the Advisor and its affiliates have an incentive to exercise control or influence over a Company investment’s management team so that it retains or otherwise transacts with affiliated broker-dealers instead of unaffiliated broker-dealers or other counterparties. The Advisor and its affiliates could also have an incentive to structure certain Company investment transactions so that the transactions require the use of a broker-dealer. In addition, an affiliated broker-dealer could influence the placement of a Company investment’s securities so that investors that are strategically important to the Advisor or its affiliates receive an allocation ahead of others. Furthermore, affiliated broker-dealers may also provide services, including those described above, to third parties, including competitors of the Advisor, the Company, one or more of its investments, or their affiliates. This may create additional conflicts of interest, including where such affiliated broker-dealer is acting as a placement agent or underwriter of third-party securities that could otherwise be acquired by the Company.

The Advisor and the funds, accounts and/or clients it advises may engage common legal counsel and other advisers in a particular transaction, including a transaction in which there may be conflicts of interest. Members of the law firms or other Service Providers engaged to represent the Company may be investors in another Advisor-advised Company or account or counterparty in the relevant transaction and may also represent one or more investments or investors in an Advisor-advised Company or account or one or more counterparties in the relevant transaction. In the event of a significant dispute or divergence of interest between the Advisor, the funds, accounts and clients it advises, and/or its affiliates, the parties may engage separate counsel in the sole discretion of the Advisor and its affiliates, and in litigation and other circumstances separate representation may be required.

Additionally, the Advisor, the Company, and the Company’s investments engage or may engage other common Service Providers. In certain circumstances, the Service Provider may charge varying rates or engage in different arrangements for services provided to the Advisor, the Company, and/or the Company’s investments. This may result in the Advisor receiving a more favorable rate on services provided to it by such a common Service Provider than those payable by the Company and/or the Company’s investments, or the Advisor receiving a discount on services even though the Company and/or the Company’s investments receive a lesser, or no, discount. This creates a conflict of interest between the Advisor, on the one hand, and the Company and/or the Company’s investments, on the other hand, in determining whether to engage such Service Providers, including the possibility that the Advisor will favor the engagement or continued engagement of such persons if it receives a benefit from such Service Providers, such as lower fees, that it would not receive absent the engagement of such Service Provider by the Company and/or the Company’s investments.

Service Providers may be engaged to perform multiple functions in respect of investments, which will give rise to certain conflicts of interest. For instance, any servicer that also functions as valuation agent in respect of an investment will be incentivized to produce higher valuations for the investment.

Service Providers often charge varying amounts or may have different fee arrangements for different types of services provided. For instance, fees for various types of work often depend on the complexity of the matter, the expertise required and the time demands of the Service Provider. As a result, to the extent the services required by the Advisor or its affiliates differ from those required by the Company and/or the Company’s investments, the Advisor and its affiliates will pay different rates and fees than those paid by the Company and/or the Company’s investments.

Fees

In the course of the Company’s investing activities, the Company will pay management and administrative fees to the Advisor, incur direct expenses and will reimburse the Advisor for certain expenses it incurs. See “Item 1(b). Description of Business.”

Certain Business Relationships

Certain of the current directors and officers of the Company are directors or officers of the Advisor. See “Item 7(b). Promoters and Certain Control Persons” below for a description of the Advisory Agreement.

Indebtedness of Management

None.

(b)    Promoters and Certain Control Persons

The Advisor may be deemed a promoter of the Company. The Company will enter into the Advisory Agreement with the Advisor.

The Advisor, for its services to the Company, will be entitled to receive Management Fees. In addition, under the Advisory Agreement, the Company expects, to the extent permitted by applicable law and in the discretion of the Board, to indemnify the Advisor and certain of its affiliates. See “Item 1. Business—Investment Advisory Agreement.”

Item 8. Legal Proceedings

The Company is not currently subject to any material legal proceedings, nor, to the Company’s knowledge, is any material legal proceeding threatened against us. From time to time, the Company may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Company’s rights under loans to or other contracts with the Company’s portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, the Company does not expect that these proceedings will have a material effect upon the Company’s financial condition or results of operations.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Unless a public offering occurs, the outstanding Common Stock will be offered and sold in transactions exempt from registration under the Securities Act under Section 4(a)(2) of the Securities Act and Regulation D thereunder. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is currently no market for the Company’s Common Stock, and the Company can offer no assurances that a market for the Company’s shares of Common Stock will develop in the future.

Because shares of Common Stock are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. The Company’s Common Stocks may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Company’s consent is granted, and (ii) the Common Stocks are registered under applicable securities laws or specifically exempted from registration (in which case the Stockholder may, at the Company’s option, be required to provide the Company with a legal opinion, in form and substance satisfactory to us, that registration is not required). The Company’s shares of Common Stock are privately placed and any transfers require the Company’s prior consent. As a result, it is not expected that Stockholders will be able to take advantage of transfers under Rule 144. Accordingly, an investor must be willing to bear the economic risk of investment in the Common Stocks until the Company is liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Common Stocks may be made except by registration of the transfer on the Company’s books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Stocks and to execute such other instruments or certifications as are reasonably required by the Company.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Company’s Common Stock.

Valuation of Investments

Under procedures established by the Company’s Board, the Company intends to value investments for which market quotations are readily available at such market quotations. Assets listed on an exchange will be valued at their last sales prices as reported to the consolidated quotation service at 4:00 P.M. eastern time on the date of determination. If no such sales of such securities occurred, such securities will be valued at the mid price as reported by an independent, third-party pricing service on the date of determination. Debt and equity securities that are not publicly traded or whose market prices are not readily available will be valued at fair value, subject at all times to the oversight and approval of the Company’s Board. Such determination of fair values may involve subjective judgments and estimates, although the Company will also engage independent valuation providers to review the valuation of each investment that constitutes a material portion of the Company’s portfolio and that does not have a readily available market quotation at least once annually. With respect to unquoted securities, the Advisor, together with independent valuation advisors (if applicable), and subject at all times to the oversight and approval of the Company’s Board, will value each investment considering, among other measures, discounted cash flow models, comparisons of financial ratios of peer companies that are public and other factors. The Company intends to retain one or more independent providers of financial advisory services to assist the Advisor and the Board by performing certain third-party valuation services. The Company may appoint additional or different third-party valuation firms in the future.

When an external event such as a purchase transaction, public offering or subsequent equity sale occurs with respect to a fair-valued portfolio company or comparable company, the Company’s Board will use the pricing indicated by the external event to corroborate and/or assist the Company in the valuation of such portfolio company. Because the Company expects that there will not be readily available market quotations for many of the investments in its portfolio, the Company expects to value many of its investments at fair value as determined in good faith by the board of directors using a documented valuation policy and a consistently applied valuation process. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may differ significantly from the values that would have been used had readily available market quotations existed for such investments, and the differences could be material.

On at least a quarterly basis, with respect to investments for which market quotations are not readily available, the Advisor will undertake a multi-step valuation process each quarter, as described below:

●	Securities for which no such market prices are available or reliable will be preliminarily valued at such value as the Advisor may reasonably determine, which may include third-party valuations;

●	The Audit Oversight Committee of the board of directors will then review these preliminary valuations;

●

At least once annually, the valuation for each investment that constitutes a material portion of the Company’s portfolio and that does not have a readily available market quotation will be reviewed by an independent valuation firm; and

●

The Company’s Board will then discuss valuations and approve the fair value of each investment in the Company’s portfolio in good faith, based on the input of the Advisor, the independent valuation firms when applicable, and the Valuation Oversight Committee.

All values assigned to securities and other assets by the board of directors will be binding on all Company Stockholders. When pricing of the Company’s shares is necessary outside of the normal quarterly process, the Advisor will, among other things, review whether, to its knowledge, significant events have occurred since the last quarterly valuation which might affect the fair value of any of the Company’s portfolio securities.

Distributions

The Company has adopted an “opt out” DRIP, which will become effective prior to the filing of the election to be regulated as a BDC. As a result of adopting the plan, if the Board authorizes, and the Company declares, a cash dividend or distribution, Stockholders will have their cash dividends or distributions automatically reinvested in additional shares of Common Stock, rather than receiving cash, unless they “opt out.” Stockholders who make such an election will receive their distributions in cash.

A registered Stockholder may elect to “opt out” of the DRIP by notifying the plan administrator and the transfer agent and registrar in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to Stockholders. The plan administrator will set up an account for each Stockholder to acquire shares of Common Stock in non-certificated form through the plan if such Stockholders have elected to receive their distributions in shares of Common Stock. Those Stockholders who hold shares of Common Stock through a broker or other financial intermediary may opt not to receive distributions in shares of Common Stock by notifying their broker or other financial intermediary of their election.

The Company will use newly issued shares of Common Stock to implement the DRIP, with such shares to be issued at a per-share price as determined by the Board (including any committee thereof), which price will be determined prior to the issuance of shares of Common Stock and in accordance with the limitations under Section 23 of the 1940 Act. The number of shares of Common Stock to be issued to a Stockholder is determined by dividing the total dollar amount of the distribution payable to such Stockholder by the price per share of Common Stock. The number of shares to be outstanding after giving effect to payment of a distribution cannot be established until the value per share at which additional shares of Common Stock will be issued has been determined and the elections of the Stockholders have been tabulated.

There will be no brokerage or other charges to Stockholders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by us.

Stockholders who elect to receive distributions in the form of shares of Common Stock are generally subject to the same U.S. federal, state and local tax consequences as are Stockholders who receive their distributions in cash. However, since a participating Stockholder’s cash dividends would be reinvested in shares, such Stockholder will not receive cash with which to pay applicable taxes on reinvested dividends. A Stockholder’s basis for determining gain or loss upon the sale of shares of Common Stock received in a distribution from us will generally be equal to the cash that would have been received if the Stockholder had received the distribution in cash. Any shares of Common Stock received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which such shares are credited to the U.S. holder’s account.

The Company may terminate the DRIP upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any distribution by us.

Item 10. Recent Sales of Unregistered Securities

[The Company has issued and sold 100 shares at an aggregate purchase price of $1,000 to the Advisor.] It is expected that all shares will be issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the Securities Act.

Item 11. Description of Registrant’s Securities to be Registered

Description of Shares

General.

The Company’s authorized stock consists of [    ] shares of Common Stock, par value $0.001 per share. There is currently no market for the Company’s Common Stock, and the Company can offer no assurances that a market for its shares of Common Stock will develop in the future. There are no outstanding options or warrants to purchase the Company’s Common Stock. No stock has been authorized for issuance under any equity compensation plans. Under Delaware law, Stockholders generally are not personally liable for the debts or obligations of the Company.

Common Stock.

All shares of the Company’s Common Stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of the Company’s Common Stock if, as and when authorized by the Board and declared by the Company out of funds legally available therefor. Shares of the Company’s Common Stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by the Certificate of Incorporation, federal and state securities laws or by contract. In the event of the Company’s liquidation, dissolution or winding up, each share of the Company’s Common Stock would be entitled to share ratably in all of the Company’s assets that are legally available for distribution after the Company pays all debts and other liabilities and subject to any preferential rights of holders of the Company’s preferred stock, if any preferred stock is outstanding at such time. Each share of the Company’s Common Stock is entitled to one vote on all matters submitted to a vote of Stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of the Company’s Common Stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of Common Stock can elect all of the Company’s directors, and holders of less than a majority of such shares will not be able to elect any directors.

Preferred Stock.

The Company may, but does not currently intend to issue preferred stock.

Transferability of Shares

Prior to an IPO, Stockholders may not sell, assign, transfer or pledge (each, a “Transfer”) any Common Stock, rights or obligations unless (i) the Company gives consent and (ii) the Transfer is made in accordance with applicable securities laws. No Transfer will be effectuated except by registration of the Transfer on the Company’s books. Each transferee must agree to be bound by these restrictions and all other obligations as a Stockholder in the Company.

Following an IPO, Stockholders may be restricted from selling or transferring their shares of the Company’s Common Stock for a certain period of time by applicable securities laws or contractually by a lock-up agreement with the underwriters of the IPO.

Dissolution of the Company

The Company shall be dissolved upon the first to occur of the following:

(a)	the mutual agreement of the Board and 66 2/3% in interest of Stockholders;

(b)

the vote of a majority of Stockholders in the event that the Advisor or any of the Company’s portfolio managers or any affiliate thereof (the “PIMCO Executives”) has engaged in Disabling Conduct (as defined below);

(c)

the vote of both eighty percent (80%) in Common Stocks and eighty percent (80%) in number of Stockholders in the event that the Advisor or any of the PIMCO Executives has breached the standard of care set forth in “Item 1(b). Description of Business—Regulation as a Business Development Company—Indemnification”;

(d)	the sale or other disposition of all or substantially all of the Company’s assets; or

(e)	the entry of any order of judicial dissolution, if permitted under the 1940 Act.

As used herein, “Disabling Conduct” means that the applicable individual or entity (i) engaged in gross negligence, recklessness or willful misconduct in connection with the management of the affairs of the Company, and such act or omission has or is reasonably likely to have a material adverse financial effect on the Company; (ii) committed a knowing and material violation of this Agreement (including breach of fiduciary duties to the Company or its Stockholders) and such violation has or is reasonably likely to have a material adverse financial effect on the Company; (iii) committed fraud in the management of the affairs of the Company; (iv) committed a willful violation of law in the management of the affairs of the Company and such violation has or is reasonably likely to have a material adverse financial effect on the Company; (v) has been convicted by a court of competent jurisdiction of a felony violation of the Federal securities laws or of a felony violation (other than a motor vehicle felony) involving moral turpitude; or (vi) has been permanently enjoined by an order, judgment or decree of any governmental authority with respect to a violation of the Federal securities laws; provided, however, that any such act, omission or event shall not be deemed to constitute Disabling Conduct by a PIMCO Executive if within twenty (20) days of, with respect to clauses (i), (ii), (iii) and (iv), the date on which the Board or Advisor becomes aware of such conduct, and with respect to clauses (v) and (vi), the occurrence of such event, or such longer time period as may be approved by the Board, (A) such PIMCO Executive’s employment with the Advisor is terminated and (B) the Company is made whole for any actual financial loss of the Company (reduced by any amounts received by the Company as insurance proceeds), if any, directly caused by such act, omission or event (which, for the avoidance of doubt, shall not include indirect damages, consequential damages, lost profits or similar damages).

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of the Company’s officers and directors is governed by Section 145 of the DGCL, the Certificate of Incorporation and bylaws. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the Stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

The Certificate of Incorporation provides that the Company’s directors will not be liable to the Company or the Company’s Stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its Stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its Stockholders, (2) for which the director would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his obligations and duties to the Company, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

The bylaws provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may hereafter be amended.

As a BDC, the Company is not permitted to and will not indemnify the Advisor, any of its executive officers and directors, or any other person against liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.

Delaware Anti-takeover Law

The DGCL contains provisions that could make it more difficult for a potential acquirer to acquire the Company by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of the Company’s Stockholders. The Company believes, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●

at or subsequent to such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●

any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

The Board will adopt a resolution exempting from Section 203 of the DGCL any business combination between the Company and any other person, subject to prior approval of such business combination by the Board, including approval by a majority of the Independent Directors.

Classified Board of Directors

The Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of the Company or removal of its incumbent management more difficult. The Company believes, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of its management and policies.

Election of Directors

The Company’s Certificate of Incorporation and bylaws provide that the affirmative vote of the holders of a majority of the votes cast by Stockholders present in person or by proxy at an annual or special meeting of Stockholders and entitled to vote at such meeting is required to elect a director. Under the Company’s Certificate of Incorporation, the Board may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

The Certificate of Incorporation provides that the number of directors is set only by the Board in accordance with the bylaws. The bylaws provide that a majority of the entire Board may at any time increase or decrease the number of directors. However, unless the bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which the Company’s Certificate of Incorporation does not), directors on a classified board such as the Board may be removed only for cause. Under the Certificate of Incorporation and bylaws, any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of Stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Action by Stockholders

The Company’s Certificate of Incorporation provides that Stockholder action can be taken only at an annual or special meeting of Stockholders or by written consent in lieu of a meeting. This may have the effect of delaying consideration of a Stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Company’s bylaws provide that with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only (1) by or at the direction of the Board, (2) pursuant to the Company’s notice of meeting or (3) by a Stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. Nominations of persons for election to the Board at a special meeting may be made only by or at the direction of the Board, and provided that the Board has determined that directors will be elected at the meeting, by a Stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring Stockholders to give the Company advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform Stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Stockholders. Although the Company’s bylaws do not give the Board any power to disapprove Stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of Stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its Stockholders.

Stockholder Meetings

The Company’s Certificate of Incorporation provides that any action required or permitted to be taken by Stockholders at an annual meeting or special meeting of Stockholders may only be taken if it is properly brought before such meeting. In addition, in lieu of such a meeting, any such action may be taken by the written consent of the Company’s Stockholders. The Company’s Certificate of Incorporation also provides that, except as otherwise required by law, special meetings of the Stockholders can only be called by the Chair of the Board, the Chief Executive Officer or the Board. In addition, the Company’s bylaws establish an advance notice procedure for Stockholder proposals to be brought before an annual meeting of

Stockholders, including proposed nominations of candidates for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a Stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the Stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next Stockholder meeting Stockholder actions that are favored by the holders of a majority of the Company’s outstanding voting securities.

Calling of Special Meetings of Stockholders

The Company’s Certificate of Incorporation provides that special meetings of Stockholders may be called by the Board, the Chair of the Board and the Chief Executive Officer.

Conflict with 1940 Act

The Company’s bylaws provide that, if and to the extent that any provision of the DGCL or any provision of the Company’s Certificate of Incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum

The Company’s Certificate of Incorporation and bylaws provide that, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s Stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the Stockholder at the Stockholder’s address as it appears on the records of the Company, with postage thereon prepaid.

Item 12. Indemnification of Directors and Officers

The Company’s certification of incorporation limits the directors’ liability to the fullest extent permitted under state corporate law and the 1940 Act. Specifically, directors will not be personally liable to the Company or its Stockholders for any breach of fiduciary duty as a director, except for any liability:

●	for any breach of the director’s duty of loyalty to the Company or its Stockholders;

●	for acts or omissions not in good faith or which involve willful misconduct, gross negligence, bad faith, reckless disregard or a knowing violation of law;

●	for any transaction from which the director derived an improper personal benefit; and for any other acts against which indemnification is prohibited by state corporate law.

If state corporate law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of directors will be eliminated or limited to the fullest extent permitted by law. So long as the Company is registered or regulated under the 1940 Act, any limitation of liability of the Company’s directors and officers as described above is limited to the extent prohibited by the 1940 Act or by any valid rule, regulation or order of the SEC.

The Company’s certificate of incorporation and bylaws provide that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law and this right to indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors and personal and legal representatives; however, for proceedings to enforce rights to indemnification, the Company is not obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless that proceeding (or part thereof) was authorized or consented to by the board of directors, provided that the exculpation and indemnification provisions in the Company’s certificate of incorporation and bylaws are no more favorable to PIMCO and its employees than the analogous provisions of the Subscription Agreement. The right to indemnification includes the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

The Company’s obligation to provide indemnification and advancement of expenses is subject to the requirements of the 1940 Act and Investment Company Act Release No. 11330, which, among other things, preclude indemnification for any liability (whether or not there is an adjudication of liability or the matter has been settled) arising by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of duties, and require reasonable and fair means for determining whether indemnification will be made.

In addition, the Company entered into indemnification agreements with its directors and officers that provide for a contractual right to indemnification to the fullest extent permitted by state corporate law.

The Company may, to the extent authorized from time to time by the board, provide rights to indemnification and to the advancement of expenses to the Company’s employees and agents similar to those conferred to its directors and officers. The rights to indemnification and to the advancement of expenses are subject to the requirements of the 1940 Act to the extent applicable. Any repeal or modification of the certificate of incorporation by Stockholders will not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer existing at the time of the repeal or modification with respect to any acts or omissions occurring prior to the repeal or modification.

Item 13. Financial Statements and Supplementary Data

The Company’s audited financial statements, including the report of the independent registered public accounting firm, are incorporated by reference to the Company’s Form 10 Registration Statement filed on [ ], 2022. The Company’s unaudited financial statements for the three month period ended [ ], 2022, as set forth below, appear at the end of this Registration Statement and commence on page F-1.

Statement of Changes in Partners’ Capital	F-5

Statement of Cash Flows	F-6

Notes to Financial Statements	F-7

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)    List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b)    Exhibits

EXHIBIT INDEX

3.1*	Amended and Restated Certificate of Incorporation

3.2*	By-Laws

10.1*	Investment Advisory Agreement

10.2*	Administration Agreement

10.3*	Form of Subscription Agreement

10.4*	Form of Indemnification Agreement

10.5*	Form of Custody Agreement

10.7*	Dividend Reinvestment Plan

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PIMCO Capital Solutions BDC Corp.

By:	/s/ Wu-Kwan Kit
Name: Wu-Kwan Kit
Title: Initial Director

Date: May 9, 2022